GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1
Issuing Entity,

LASALLE BANK NATIONAL ASSOCIATION
Securities Administrator

and

CITIBANK, N.A.
Indenture Trustee

INDENTURE

Dated as of March 6, 2007

MORTGAGE-BACKED NOTES

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01	Definitions
Section 1.02	Incorporation by Reference of Trust Indenture Act
Section 1.03	Rules of Construction
ARTICLE II ORIGINAL ISSUANCE OF NOTES
Section 2.01	Form
Section 2.02	Execution, Authentication and Delivery
ARTICLE III COVENANTS
Section 3.01	Existence
Section 3.02	Payment of Principal and Interest.
Section 3.03	Protection of Trust Estate
Section 3.04	Opinions as to Trust Estate
Section 3.05	Performance of Obligations
Section 3.06	Negative Covenants
Section 3.07	Annual Statement as to Compliance
Section 3.08	Representations and Warranties Concerning the HELOCs
Section 3.09	Investment Company Act
Section 3.10	No Other Business
Section 3.11	No Borrowing
Section 3.12	Guarantees, Loans, Advances and Other Liabilities
Section 3.13	Capital Expenditures
Section 3.14	Determination of Note Interest Rate.
Section 3.15	Restricted Payments
Section 3.16	Notice of Events of Default
Section 3.17	Further Instruments and Acts
Section 3.18	Certain Representations Regarding the Trust Estate.
Section 3.19	Allocation of Charge-Off Amounts.
Section 3.20	Claims on the Policy; Policy Payments Account.
ARTICLE IV THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE
Section 4.01	The Notes
Section 4.02	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar
Section 4.03	Mutilated, Destroyed, Lost or Stolen Notes
Section 4.04	Persons Deemed Owners
Section 4.05	Cancellation
Section 4.06	Book-Entry Notes
Section 4.07	Notices to Depository
Section 4.08	Definitive Notes
Section 4.09	Application of Trust Money
Section 4.10	Subrogation and Cooperation
Section 4.11	Repayment of Monies Held by Paying Agent
Section 4.12	Temporary Notes
Section 4.13	Representation Regarding ERISA
ARTICLE V DEFAULT AND REMEDIES
Section 5.01	Events of Default
Section 5.02	Acceleration of Maturity; Rescission and Annulment
Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
Section 5.04	Remedies; Priorities
Section 5.05	Optional Preservation of the Trust Estate
Section 5.06	Limitation of Suits
Section 5.07	Unconditional Rights of Noteholders To Receive Principal and Interest
Section 5.08	Restoration of Rights and Remedies
Section 5.09	Rights and Remedies Cumulative
Section 5.10	Delay or Omission Not a Waiver
Section 5.11	Control By Note Insurer and Noteholders
Section 5.12	Waiver of Past Defaults
Section 5.13	Undertaking for Costs
Section 5.14	Waiver of Stay or Extension Laws
Section 5.15	Sale of Trust Estate
Section 5.16	Action on Notes
ARTICLE VI THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR
Section 6.01	Duties of Indenture Trustee and Securities Administrator
Section 6.02	Rights of Indenture Trustee and Securities Administrator
Section 6.03	Individual Rights of Indenture Trustee
Section 6.04	Indenture Trustee’s and Securities Administrator’s Disclaimer
Section 6.05	Notice of Event of Default
Section 6.06	Reports to Residual Certificateholders
Section 6.07	Compensation
Section 6.08	Replacement of Indenture Trustee and the Securities Administrator
Section 6.09	Successor Indenture Trustee and Securities Administrator by Merger
Section 6.10	Appointment of Co-Indenture Trustee or Separate Indenture Trustee
Section 6.11	Eligibility; Disqualification
Section 6.12	Representations and Warranties
Section 6.13	Representations and Warranties
Section 6.14	Directions to Indenture Trustee and the Securities Administrator.
Section 6.15	The Agents
Section 6.16	Certain Representations Regarding the Indenture Trustee
ARTICLE VII NOTEHOLDERS’ LISTS AND REPORTS
Section 7.01	Issuing Entity To Furnish Securities Administrator and Indenture Trustee Names and Addresses of Noteholders
Section 7.02	Preservation of Information; Communications to Noteholders
Section 7.03	Financial Information
Section 7.04	Statements to Noteholders and Certificateholders
ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.01	Collection of Money
Section 8.02	Officer’s Certificate
Section 8.03	Termination Upon Distribution to Noteholders
Section 8.04	Release of Trust Estate
Section 8.05	Surrender of Notes Upon Final Payment
Section 8.06	Optional Redemption of the HELOCs
Section 8.07	[reserved].
Section 8.08	Additional Requirements for Optional Redemption
Section 8.09	Interest Coverage Account.
ARTICLE IX SUPPLEMENTAL INDENTURES
Section 9.01	Supplemental Indentures Without Consent of Noteholders
Section 9.02	Supplemental Indentures With Consent of Noteholders
Section 9.03	Execution of Supplemental Indentures
Section 9.04	Effect of Supplemental Indenture
Section 9.05	Conformity with Trust Indenture Act
Section 9.06	Reference in Notes to Supplemental Indentures
ARTICLE X TAX MATTERS
Section 10.01	Description of REMICs and Designation of REMIC Interests.
Section 10.02	REMIC Elections and REMIC Distributions.
Section 10.03	Allocation of Charge-Off Amounts.
Section 10.04	Tax Administration.
Section 10.05	Tax Treatment of Net WAC Cap Rate Carryover Amounts.
ARTICLE XI MISCELLANEOUS
Section 11.01	Compliance Certificates and Opinions, etc
Section 11.02	Form of Documents Delivered to Indenture Trustee
Section 11.03	Acts of Noteholders
Section 11.04	Notices etc., to Indenture Trustee, Issuing Entity, Securities Administrator, Note Insurer and Rating Agencies
Section 11.05	Notices to Noteholders; Waiver
Section 11.06	Conflict with Trust Indenture Act
Section 11.07	Effect of Headings
Section 11.08	Successors and Assigns
Section 11.09	Separability
Section 11.10	Legal Holidays
Section 11.11	GOVERNING LAW
Section 11.12	Counterparts
Section 11.13	Recording of Indenture
Section 11.14	Issuing Entity Obligation
Section 11.15	No Petition
Section 11.16	Inspection
Section 11.17	Benefits of Indenture
Section 11.18	Securities Administrator to Hold Policy

EXHIBITS

Exhibit A-1	—	Form of Class A Notes
Exhibit A-2	—	Form of Class B Notes
Exhibit A-3	—	Reserved
Exhibit B	—	Mortgage Loan Schedule
Exhibit C	—	Form of Transferee Certificate
Exhibit D	—	Form of Transferor Certificate
Exhibit E	—	Form of Mortgage Loan Purchase Agreement
Exhibit f	—	Form of Policy

This Indenture, dated as of March 6, 2007, is entered into among GPMF Trust 2007-HE1, a Delaware statutory trust, as Issuing Entity (the “Issuing Entity”), LaSalle Bank National Association, as Securities Administrator (the “Securities Administrator”) and Citibank, N.A., as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity’s Mortgage-Backed Notes, Series 2007-HE1 (the “Notes”) and the Note Insurer.

GRANTING CLAUSE

The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Note Insurer, all of the Issuing Entity's right, title and interest in and to, whether now existing or hereafter created, (a) the HELOCs; (b) all funds on deposit from time to time in the Master Servicer Collection Account, the Net WAC Carryover Reserve Account and the Interest Coverage Account, excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) any REO Property; (e) all rights under (I) the Mortgage Loan Purchase Agreement as assigned to the Issuing Entity, with respect to the HELOCs, (II) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto) and (III) the rights with respect to the Sale and Servicing Agreement and the Servicing Agreement, as assigned to the Issuing Entity by the Assignment Agreement; and (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

In addition, the Indenture Trustee and the Securities Administrator, on behalf of the Holders of the Class A Notes, will have the benefit of the Policy.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, subject to the priority set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes and the Note Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and each of the Indenture Trustee and the Securities Administrator agree to perform their respective duties as Indenture Trustee and Securities Administrator as required herein. The Securities Administrator, on behalf of the Indenture Trustee, agrees that it will hold the Policy in trust and that it will hold any proceeds of any claim made upon the Policy solely for the use and benefit of the Holders of the Class A Notes in accordance with the terms hereof and the terms of the Policy.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 1.03  Rules of Construction. Unless the context otherwise requires:

(i)  a term has the meaning assigned to it;

(ii)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)  “or” is not exclusive;

(iv)  “including” means including without limitation;

(v)  words in the singular include the plural and words in the plural include the singular; and

(vi)  any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01  Form. The Class A Notes and Class B Notes, together with the Securities Administrator’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1 and A-2 to this Indenture, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibits A-1 and A-2 to this Indenture are part of the terms of this Indenture.

Section 2.02  Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Securities Administrator shall upon Issuer Request authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount or notional amount equal to the Initial Note Principal Balance or Notional Amount, as applicable, for such Class of Notes.

Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in book-entry form, in the minimum initial Note Principal Balances or Notional Amounts, as applicable, of $100,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

COVENANTS

Section 3.01  Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Trust Estate.

Section 3.02  Payment of Principal and Interest.

(a)  On each Payment Date, the Floating Allocation Percentage of the Interest Collection Amount for such Payment Date, reduced by the Servicing Fees and master servicing fees, will be distributed in the following order of priority:

(i)  to the Note Insurer, the current and any past due premium due under the Policy;

(ii)  to the Class A Notes, the Current Interest and any Unpaid Interest Shortfall Amount for such Payment Date;

(iii)  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

(iv)  to the Class B-1 Notes and Class B-2 Notes, in that order, the Current Interest for each such Class and Payment Date;

(v)  from amounts otherwise distributable to the Class E Certificates, to the Classes of Notes, as a payment of principal, the amount necessary to build and maintain the Overcollateralization Amount to the Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Charge-Off Amounts during the related Collection Period;

(vi)  to cover any Charge-Off Amounts allocated to the Class A Notes on prior Payment Dates;

(vii)  to the Class B-1 Notes and Class B-2 Notes, any Unpaid Interest Shortfall Amount for such Payment Date and each such Class;

(viii)  from amounts otherwise distributable to the Class E Certificates, to the Net WAC Cap Rate Carryover Reserve Account, (x) first to pay the Class A Notes, pro rata, and then to pay the Class B-1 Notes and Class B-2 Notes, in that order, any Net WAC Cap Rate Carryover Amount for such Payment Date and each such Class to the extent such amount exceeds the amounts then on deposit in the WAC Cap Rate Carryover Reserve Account, and (y) second, to maintain a balance equal to the Net WAC Cap Rate Carryover Reserve Account Deposit;

(ix)  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

(x)  to the Certificate Paying Agent for distribution to the Class E Certificates, as specified in the Trust Agreement, any remaining amounts not exceeding the Class E Distribution Amount reduced by amounts distributed in clauses (v) and (viii); and

(xi)  to the Certificate Paying Agent for distribution to the Residual Certificates, as specified in the Trust Agreement.

(b)  (1)On each Payment Date, the Class S Floating Allocation Percentage of the Interest Collection Amount for such Payment Date, reduced by the Servicing Fees and master servicing fees, shall be distributed to the holders of the Class S Certificates.

(2) On each Payment Date during the Managed Amortization Period, the Class S Principal Payment Amount shall be distributed to the holders of the Class S Certificates, until their Certificate Principal Balance has been reduced to zero.

(c)  On each Payment Date, the Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

(1) For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

(i)  to the Class A-1 Notes and Class A-2 Notes, pro rata based on the Note Principal Balances of each such Class, the Available Principal Payment Amount for such Payment Date, until the Note Principal Balances thereof are reduced to zero;

(ii)  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Interest Collection Amount;

(iii)  sequentially, to the Class B-1 Notes and Class B-2 Notes, in that order, the remaining Available Principal Payment Amount, in each case until the Note Principal Balance of each such Class has been reduced to zero;

(iv)  during the Rapid Amortization Period, to the Class S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero;

(v)  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

(vi)  to the Certificate Paying Agent for distribution to the Class E Certificates, as specified in the Trust Agreement, any remaining amounts up to the portion of the Class E Distribution Amount remaining after the distributions made pursuant to Section 3.02(a) above; and

(vii)  to the Certificate Paying Agent for distribution to the Residual Certificates, as specified in the Trust Agreement.

(2) For each Payment Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(i)  to the Class A-1 Notes and Class A-2 Notes, pro rata based on the Note Principal Balances of each such Class, the Class A Principal Payment Amount, for such Payment Date, until the Note Principal Balances thereof are reduced to zero;

(ii)  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Interest Collection Amount;

(iii)  to the Class B-1 Notes, the Class B-1 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

(iv)  to the Class B-2 Notes, the Class B-2 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

(v)  during the Rapid Amortization Period, to the Class S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero;

(vi)  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

(vii)  to the Certificate Paying Agent for distribution to the Class E Certificates, as specified in the Trust Agreement, any remaining amounts up to the portion of the Class E Distribution Amount remaining after the distributions made pursuant to Section 3.02(a); and

(viii)  to the Certificate Paying Agent for distribution to the Residual Certificates, as specified in the Trust Agreement.

(d)  No Current Interest will be payable with respect to any Class of Notes after the Payment Date on which the Note Principal Balance or Notional Amount of such Class has been reduced to zero.

(e)  Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Securities Administrator, the Note Registrar, the Paying Agent, the Depositor or the Master Servicer shall have any responsibility therefor.

(f)  On each Payment Date, the Certificate Paying Agent shall deposit in the Payment Account all amounts it received pursuant to this Section 3.02 for the purpose of distributing such funds to the Certificateholders. The Certificate Paying Agent shall make distributions to the Certificateholders under the Trust Agreement as directed by the Securities Administrator hereunder.

(g)  Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Securities Administrator, by check to such Noteholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, however, that the Securities Administrator shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(h)  The Note Principal Balance of each Note shall be due and payable in full on the related Final Scheduled Payment Date. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Securities Administrator by the Issuing Entity, the Securities Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the related Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.06 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the related Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the related Final Scheduled Payment Date or any such other final Payment Date.

Section 3.03  Protection of Trust Estate. (a) The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)  cause the Issuing Entity or the Securities Administrator to enforce any of the rights to the HELOCs; or

(iv)  preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Note Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)  Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove or permit the Custodian to remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.04 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.04(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.04(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuing Entity hereby designates the Securities Administrator its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.03 upon the Issuing Entity’s preparation thereof and delivery to the Indenture Trustee.

Section 3.04  Opinions as to Trust Estate. (a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee, the Note Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

(b)  On or before December 31st in each calendar year, beginning in 2007, the Issuing Entity shall furnish to the Indenture Trustee and the Note Insurer an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

Section 3.05  Performance of Obligations. (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)  The Issuing Entity, with the consent of the Note Insurer so long as no Note Insurer Default exists, may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

(c)  The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the HELOCs or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the HELOCs or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Sale and Servicing Agreement.

(d)  The Issuing Entity may retain an administrator and may enter into contracts acceptable to the Note Insurer with other Persons for the performance of the Issuing Entity’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

(e)  The Issuing Entity will perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate and take such other actions, all as may be required to have the Trust Estate qualify as one or more REMICs formed pursuant to the Indenture.

Section 3.06  Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(i)  except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate without the consent of the Note Insurer (if applicable);

(ii)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate;

(iii)  waive or impair, or fail to assert rights under, the HELOCs, or impair or cause to be impaired the Issuing Entity’s interest in the HELOCs, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders, the Certificateholders or the Note Insurer; or

(iv)  take any action or fail to take any action that would cause any REMIC created hereunder to cease to qualify as a REMIC or result in an imposition of tax on the Issuing Entity (including, but not limited to, the tax on prohibited transactions under Section 860F of the Code).

Section 3.07  Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee, the Securities Administrator and the Note Insurer, by March 1 of each year commencing with the calendar year 2008, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)  a review of the activities of the Issuing Entity during the previous calendar year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and

(ii)  to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.08  Representations and Warranties Concerning the HELOCs. The Indenture Trustee, as pledgee of the HELOCs, has the benefit of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement concerning the Seller and the HELOCs. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, or any Subsequent Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller and the Note Insurer of such finding and of the Seller’s obligation to cure such defect or substitute for or repurchase the related HELOC.

Section 3.09  Investment Company Act. The Issuing Entity shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this Section 3.09 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.10  No Other Business. The Issuing Entity shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the HELOCs and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.11  No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture and amounts due to the Note Insurer.

Section 3.12  Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.13  Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.14  Determination of Note Interest Rate.

On each Interest Determination Date other than first Interest Determination Date for which One-Month LIBOR shall be 5.320%, the Securities Administrator shall determine One-Month LIBOR and the Note Interest Rate for each Class of Notes for the following Accrual Period and shall make such rate available to the Issuing Entity, the Indenture Trustee, the Master Servicer, the Note Insurer and the Depositor. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to each Class of Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Section 3.15  Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Certificate Registrar, the Certificate Paying Agent, the Noteholders, the Note Insurer and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Basic Documents and (y) payments to the Master Servicer and the Servicer pursuant to the terms of the Sale and Servicing Agreement or the Servicing Agreement, as applicable. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Master Servicer Collection Account or the Payment Account except in accordance with this Indenture and the Basic Documents.

Section 3.16  Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee, the Securities Administrator, the Note Insurer and each Rating Agency prompt written notice of each Event of Default hereunder.

Section 3.17  Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.18  Certain Representations Regarding the Trust Estate.

(a)  With respect to that portion of the Collateral described in clauses (a) through (c) of the definition of Trust Estate, the Issuing Entity represents to the Indenture Trustee that:

(i)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(ii)  The Collateral constitutes “deposit accounts,” “instruments” or “certificated securities,” as applicable within the meaning of the applicable UCC.

(iii)  The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)  The Issuing Entity has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(v)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuing Entity has not authorized the filing of and is not aware of any financing statements against the Issuing Entity that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(vi)  The Collateral is not in the name of any Person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has in its possession all original copies of the security certificates that constitute or evidence the Collateral. The security certificates that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The Issuing Entity has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Issuing Entity in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

Section 3.19  Allocation of Charge-Off Amounts.

(a)  On or prior to each Payment Date, the Master Servicer shall determine, based solely on information provided to it by the Servicer the amount of any Charge-Off Amount that occurred during the immediately preceding calendar month.

(b)  The Floating Allocation Percentage of Charge-Off Amounts on the HELOCs will be applied on any Payment Date as follows:

first, to any available Interest Collection Amount through an increase in the Overcollateralization Amount as provided in Section 3.02(a)(v) hereof; and

second, in reduction of the Overcollateralization Amount until reduced to zero.

(c)  If on any Payment Date, as a result of the Charge-Off Amounts, the aggregate Note Principal Balance of the Notes exceeds the Invested Amount as of the last day of the related Collection Period, such excess shall be allocated to the Notes in the following order:

first, to the Class B-2 Notes, until the Note Principal Balance thereof has been reduced to zero;

second, to the Class B-1 Notes, until the Note Principal Balance thereof has been reduced to zero;

third, to the Class A-2 Notes, until the Note Principal Balance thereof has been reduced to zero; and

fourth, to the Class A-1 Notes, until the Note Principal Balance thereof has been reduced to zero.

(d)  Once Charge-Off Amounts have been allocated to a Class of Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

(e)  Charge-Off Amounts shall be allocated on the Payment Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Payment Date.

(f)  In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries shall be remitted to the Master Servicer and then distributed by the Securities Administrator pursuant to Section 3.02 of this Indenture.

(g)  In addition, the Servicer must charge off a HELOC at the time such HELOC becomes 180 days delinquent unless the Servicer reasonably believes that it may be able to obtain a net recovery through foreclosure proceedings or other conversion of the related HELOC in accordance with the Servicer’s servicing practices in effect for all similar loans serviced by the Servicer. Once a HELOC is charged off, the Servicer will not be entitled to any additional Servicing Fee for such HELOC, except to the extent of any unpaid Servicing Fees and expenses which will be reimbursable from any recoveries on such HELOC, and the HELOC will be treated as a liquidated HELOC.

Unless specific Subsequent Recoveries are anticipated by the Servicer on a particular HELOC that is charged off as described in the preceding paragraph, such charged off HELOC will be released from the Trust Estate, and will be transferred to the Class X Certificateholders. If any Subsequent Recoveries are anticipated on such Charged-Off HELOC, the release of such HELOC from the Trust Estate will be delayed until the Payment Date after receipt of such Subsequent Recoveries. After the release of a Charged-Off HELOC, the Class X Certificateholders will be entitled to any amounts subsequently received in respect of any such released Charged-Off HELOC, subject to any fees or expenses owed to the Servicer. Such Class X Certificateholder may designate any servicer to service any such released Charged-Off HELOC and the Class X Certificateholder may sell any such released Charged-Off HELOC to a third party. To the extent the servicing of such released Charged-Off HELOC is not transferred from the Servicer, the servicing of such released Charged-Off HELOC and the fees therefor shall be governed by a separate servicing agreement under terms similar to the Servicing Agreement.

The Class S Floating Allocation Percentage of Charge-Off Amounts on the HELOCS shall be applied on any Payment Date to the Class S Certificates.

Section 3.20  Claims on the Policy; Policy Payments Account.

(a)  The Securities Administrator shall establish the Policy Payments Account. The Securities Administrator shall deposit upon receipt any amount paid under the Policy in the Policy Payments Account and use that amount only to pay the Class A Notes the Insured Amounts for which a claim was made. Such amount may not be applied to satisfy any costs, expenses, or liabilities of the Master Servicer, the Securities Administrator, the Indenture Trustee or the Issuing Entity (other than payments of principal and interest on the Class A Notes). Amounts paid under the Policy, to the extent needed to pay any Deficiency Amount, shall be transferred to the Payment Account on the related Payment Date, and the portion thereof representing the Deficiency Amount shall be disbursed by the Securities Administrator to the Holders of the Class A Notes, in each case as if it were a payment to such Noteholders pursuant to Section 3.02. Payments from draws on the Policy need not be made by checks or wire transfers separate from the checks or wire transfers used to pay other payments to the Holders of the Class A Notes. However, the amount of any payment of principal of or interest on the Class A Notes to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of the Notes pursuant to Section 7.04. Funds held in the Policy Payments Account shall not be invested. Any funds remaining in the Policy Payments Account on the first Business Day following the later of the Payment Date and the Business Day after the day on which a payment on the Policy has been paid to the Holders of the Class A Notes shall be returned to the Note Insurer, pursuant to the instructions of the Note Insurer, by the end of the Business Day.

(b)  If the Securities Administrator has determined that an Insured Amount is required to be paid under the Policy with respect to a Payment Date, it shall deliver a notice of claim and certificate (substantially in the form of the Payment Notice under Financial Guaranty Insurance Policy No. CA03607A included as Exhibit A to the Policy) to the Note Insurer no later than 12:00 noon, New York, New York City time on the second Business Day preceding the Payment Date and shall provide a copy of such notice to the Master Servicer at the time the Payment Notice is delivered to the Note Insurer. That notice (substantially in the form of the Payment Notice under Financial Guaranty Insurance Policy No. CA03607A included as Exhibit A to the Policy) shall constitute a claim for payment pursuant to the Policy.

(c)  If the Securities Administrator receives a certified copy of a final order of a court exercising jurisdiction in an Insolvency Proceeding (as defined in the Policy) (an “Order”) that any prior payment made on the Class A Notes constitutes an Avoided Payment (as defined in the Policy), the Securities Administrator shall so notify the Note Insurer, shall comply with the Policy to obtain payment by the Note Insurer of the Avoided Payment, and shall, at the time it provides notice to the Note Insurer, notify each Holder of the affected Notes by mail that, subject to the terms of the Policy, the Note Insurer will disburse the Avoided Payment directly to the receiver, conservator, debtor-in-possession, or trustee in bankruptcy named in the Order (unless a Holder of the Class A Notes has provided evidence satisfactory to the Note Insurer that it has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Securities Administrator) by 2:00 P.M., New York City time on the Business Day following the delivery to the Securities Administrator on behalf of the Noteholder of (1) a certified copy of the Order to the effect that the Securities Administrator or such Noteholder, as applicable, is required to return such Avoided Payment or portion thereof because such payment was avoided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed, (2) an assignment substantially in the form of Exhibit B to the Policy, properly completed and executed and delivered by a Holder of the Class A Notes irrevocably assigning to the Note Insurer all rights and claims of such Holder relating to or arising under such Avoided Payment, and (3) a payment notice in the form of Exhibit A to the Policy appropriately completed and executed by the Securities Administrator. If the documents are received after 12:00 noon, New York City time, on a Business Day, they will be considered received on the following Business Day.

A copy of the Policy shall be made available to each affected Class A Noteholder through the Securities Administrator, and the Securities Administrator shall furnish to the Note Insurer a copy of its records evidencing the payments that have been made by the Securities Administrator in respect of any Avoided Payments paid by the Note Insurer and the dates on which the payments were made.

(d)  The Securities Administrator shall keep a complete and accurate record of the amount of interest and principal paid on the Class A Notes from moneys received under the Policy. The Note Insurer may inspect the records at reasonable times during normal business hours on two Business Days’ notice to the Securities Administrator.

(e)  The Holders of the Class A Notes are not entitled to institute proceedings directly against the Note Insurer. Each Holder of the Class A Notes, by its purchase of Class A Notes, agrees that the Note Insurer may at any time during the continuation of any proceeding relating to an Avoided Payment, direct all matters relating to the Avoided Payment on its behalf, including the direction of any appeal of any order relating to the preference claim and the posting of any surety, supersedeas, or performance bond pending any appeal.

(f)  Any payments to the Note Insurer shall be made by wire transfer of immediately available funds to the following Federal Reserve Account (until the Note Insurer notifies the Securities Administrator of a change in the account information):

Bank of America, N.A.
777 Main Street
Hartford, CT 06115-2001
ABA Number: 026009593
For the Account of: XL Capital Assurance Inc.
1221 Avenue of the Americas, 31st Floor
New York, NY 10020-1001
Account #: 94278 35841
Reference: Policy Number CA03607A

(g)  The Securities Administrator shall, upon retirement of the Class A Notes, furnish to the Note Insurer a notice of the retirement, and, after retirement of the Class A Notes and the expiration of the term of the Policy, surrender the Policy to the Note Insurer for cancellation.

(h)  The Securities Administrator shall hold the Policy in trust as agent for the Holders of the Class A Notes for the purpose of making claims on the Policy and distributing the proceeds of claims on the Policy. Neither the Policy nor the amounts paid on the Policy shall constitute part of the Trust Estate created by this Indenture. Each Holder of the Class A Notes, by accepting its Class A Notes, irrevocably appoints the Securities Administrator as attorney-in-fact to make claims on the Policy and to sign on its behalf any certification required with respect to any Payment Notice under the Policy.

(i)  Anything in this Indenture to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Notes that is made with money received pursuant to the Policy shall not be considered payment of the Class A Notes from the Issuing Entity. The Depositor, the Master Servicer, the Indenture Trustee and the Securities Administrator acknowledge, and each Holder of the Class A Notes by its acceptance of the Class A Notes agrees that, without the need for any further action on the part of the Note Insurer, the Depositor, the Master Servicer, the Indenture Trustee, the Securities Administrator, or the Note Registrar

(i)  to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Notes to the related Noteholders, the Note Insurer shall be fully subrogated to, and each such Noteholder hereby delegates and assigns to the Note Insurer, to the fullest extent permitted by law, the rights of such Noteholders to receive such principal and interest from the Issuing Entity, and

(ii)  the Note Insurer shall be paid such amounts from the sources and in the manner provided in this Indenture for the payment of such amounts and as provided in this Indenture until full reimbursement of all Insured Payments and Avoided Payments (together with interest thereon at the Late Payment Rate from the date paid by the Note Insurer until the date of their reimbursement).

The Securities Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer’s rights or interests under this Indenture (without limiting the rights or affecting the interests of the Holders of the Class A Notes as otherwise provided in this Indenture).

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01  The Notes. The Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances or Notional Amounts, as applicable, of $100,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee and Securities Administrator may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Securities Administrator, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Depositor may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Securities Administrator and delivered by the Securities Administrator to or upon the order of the Issuing Entity.

Section 4.02  Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Securities Administrator, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances or Notional Amounts, as applicable, evidencing the same Class and aggregate Percentage Interests.

Subject to the foregoing and Section 4.08, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances or Notional Amounts, as applicable, evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute and the Securities Administrator shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuing Entity hereby appoints the Securities Administrator as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.04 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Securities Administrator hereby accepts such appointments.

Any transfer of a Note shall be made in accordance with the ERISA restrictions in Section 4.14.

Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuing Entity, the Note Insurer and the Securities Administrator harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Securities Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity, the Note Insurer and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity, the Indenture Trustee, the Note Insurer or the Securities Administrator in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuing Entity or the Securities Administrator may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Securities Administrator) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04  Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Note Insurer, the Indenture Trustee, the Securities Administrator, the Paying Agent and any agent of the Issuing Entity or the Securities Administrator or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuing Entity, the Indenture Trustee, the Securities Administrator, the Note Insurer, the Paying Agent or any agent of the Issuing Entity, the Securities Administrator, the Indenture Trustee, the Note Insurer or the Paying Agent shall be affected by notice to the contrary.

Section 4.05  Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuing Entity may at any time deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Securities Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Securities Administrator.

Section 4.06  Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Depository Trust Company, the initial Depository or to the Securities Administrator, as custodian for the Depository Trust Company, by, or on behalf of, the Issuing Entity. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i)  the provisions of this Section 4.06 shall be in full force and effect;

(ii)  the Note Registrar, the Paying Agent, the Indenture Trustee and the Securities Administrator shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

(iii)  to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)  the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Securities Administrator and the Indenture Trustee.

None of the Depositor, the Issuing Entity, the Master Servicer, the Seller, the Securities Administrator, the Indenture Trustee, the Note Registrar and the Owner Trustee shall have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Section 4.07  Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee or Securities Administrator, as applicable, shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08  Definitive Notes. If (i) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor, at its option (with the consent of the Securities Administrator, such consent not to be unreasonably withheld) elects to terminate the book-entry system through the Depository, then the Securities Administrator shall request that the Depository notify all Beneficial Owners of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Securities Administrator of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Securities Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Securities Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

In addition, if an Event of Default has occurred and is continuing, each Note Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Noteholder's interest in the related Class of Notes. In order to make such request, such Noteholder shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Noteholder's interest in such Class of Notes for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Notes and the Note Principal Balance or Notional Amount, as applicable, being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Note Principal Balance or Notional Amount, as applicable, of the Definitive Note, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Noteholder's interest in such Class of Notes and (iii) the Issuing Entity shall execute and the Securities Administrator shall authenticate a new Book-Entry Note reflecting the reduction in the Note Principal Balance or Notional Amount, as applicable, of such Class of Notes by the amount of the Definitive Notes.

Section 4.09  Application of Trust Money. All monies deposited with the Securities Administrator pursuant to this Indenture shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuing Entity, as the Securities Administrator may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.10  Subrogation and Cooperation. (a) The Issuing Entity and the Indenture Trustee acknowledge that (i) to the extent the Note Insurer makes payments under the Policy on account of principal of or interest on the Class A Notes, the Note Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuing Entity, and (ii) the Note Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement.

(b)  The Indenture Trustee shall, so long as it is indemnified to its satisfaction, cooperate in all respects with any reasonable written request by the Note Insurer for action to preserve or enforce the Note Insurer’s rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i) institute Proceedings for the collection of all amounts then payable on the Class A Notes, or under this Indenture in respect of the Class A Notes and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuing Entity monies adjudged due;

(ii) sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 hereof) called and conducted in any manner permitted by law;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Note Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 4.10 by the Indenture Trustee to preserve the Note Insurer’s rights or interest under this Indenture or the Insurance Agreement only to the extent such action is available to the Class A Noteholders or the Note Insurer under other provisions of this Indenture.

Notwithstanding any provision of this Indenture to the contrary, so long as no Note Insurer Default exists, the Note Insurer shall at all times be treated as if it were the exclusive owner of all Class A Notes Outstanding for the purposes of all approvals, consents, waivers and the institution of any action and the written direction of all remedies, and the Indenture Trustee shall act in accordance with the written directions of the Note Insurer so long as it is indemnified therefor to its reasonable satisfaction.

Section 4.11  Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Securities Administrator to be held and applied according to Section 3.02 and thereupon such Person shall be released from all further liability with respect to such monies.

Section 4.12  Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Securities Administrator may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Corporate Trust Office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Securities Administrator shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.13      [reserved].

Section 4.14  Representation Regarding ERISA. By acquiring a Class of Notes or interest therein, each Holder of such Note or Beneficial Owner of any such interest will represent or will be deemed to represent that either (1) it is not acquiring such Note with Plan Assets or (2) except in the case of a Class B-2 Note (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. § 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator and the Note Registrar with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Seller, the Owner Trustee, the Trust, the Indenture Trustee, the Depositor, the Securities Administrator, the Note Registrar, the Master Servicer, the Note Insurer or the Servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Seller, the Depositor, the Owner Trustee, the Trust, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer or the Servicer to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01  Events of Default. The Issuing Entity shall deliver to the Indenture Trustee, the Securities Administrator and the Note Insurer, within five days after learning of the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (ii), (iii) or (iv) of the definition of “Event of Default”, its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

Section 5.02  Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Note Insurer or the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes may, with the written consent of the Note Insurer, declare the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, however, that for purposes of this sentence and for purposes of this Article V, unless a Note Insurer Default exists, the Note Insurer may exercise the rights of all the Holders of the Class A Notes.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Note Insurer or the Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes, with the written consent of the Note Insurer, so long as no Note Insurer Default exists, by written notice to the Issuing Entity and the Indenture Trustee, may, subject to Section 5.12, waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i)  the Issuing Entity has paid or deposited with the Indenture Trustee or Securities Administrator a sum sufficient to pay:

(A)  all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or under the Notes if the Event of Default giving rise to such acceleration had not occurred;

(B)  all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Securities Administrator and their respective agents and counsel; and

(C)  all amounts owed to the Note Insurer; and

(ii)  all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12; provided, however, the Note Insurer, so long as no Note Insurer Default exists, may waive an Event of Default regardless of Section 5.02(i) above.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)  The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuing Entity shall, upon demand of the Indenture Trustee, at the direction of the Note Insurer, so long as no Note Insurer Default exists, or if a Note Insurer Default does exist, at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, pay to the Securities Administrator, for the benefit of the Holders of Notes and the Note Insurer, the whole amount then due and payable on the Notes for principal and interest, with interest at the applicable Note Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Securities Administrator and their respective agents and counsel and all amounts owed to the Note Insurer hereunder and under the Insurance Agreement.

(b)  In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, and at the direction of the Note Insurer, so long as no Note Insurer Default exists, subject to the provisions of Section 10.15 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)  If an Event of Default occurs and is continuing, the Indenture Trustee, at the direction of the Note Insurer, so long as no Note Insurer Default exists subject to the provisions of Section 10.15 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer by such appropriate Proceedings as directed in writing by the Note Insurer, so long as no Note Insurer Default exists, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)  In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, at the direction of the Note Insurer, so long as no Note Insurer Default exists, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to the Note Insurer and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith), the Note Insurer and of the Noteholders allowed in such Proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Note Insurer and of the Indenture Trustee on their behalf, and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Note Insurer or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Securities Administrator, with the consent of the Note Insurer so long as no Note Insurer Default exists, and, in the event that the Indenture Trustee and the Securities Administrator shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee and all amounts due to the Note Insurer hereunder and under the Insurance Agreement.

(e)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

In any Proceedings brought by the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default exists (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04  Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, with the consent of the Note Insurer so long as no Note Insurer Default exists, and shall, at the direction of the Note Insurer, so long as the Note Insurer is not in default under the Policy, or at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes then outstanding with the consent of the Note Insurer, do one or more of the following (subject to Section 5.05 hereof):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and to the Note Insurer or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes and the Note Insurer; and

(iv)  sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (1)(A) the Indenture Trustee obtains the consents required under Section 5.11 below, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and to reimburse the Note Insurer for any amounts drawn under the Policy and any other amounts due to the Note Insurer under the Insurance Agreement or (C) the Indenture Trustee determines that the HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consents required under Section 5.11 below and (2) the Securities Administrator complies with each of the requirements for a qualified liquidation under Section 860F of the Code set forth in Section 8.08 as if it were the Class E Certificateholder. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, any Sale of the Trust Estate shall be made subject to the continued servicing of the HELOCs by the Servicer (unless an Event of Servicer Termination has occurred and is continuing) as provided in the Sale and Servicing Agreement. Notwithstanding any contrary provision of this Indenture, no Sale of the Trust Estate shall be made unless an Opinion of Counsel is rendered, addressed to the Indenture Trustee, the Note Insurer, the Securities Administrator and the Owner Trustee, to the effect that such Sale would not (i) result in the imposition of the tax on “prohibited transactions” as defined in sections 860F(a)(2) of any REMIC created hereunder or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

If the Securities Administrator collects any money or property pursuant to this Article V, the Securities Administrator shall pay out the money or property in accordance with Section 3.02 hereof.

The Securities Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. With respect to any acceleration at the direction of the Note Insurer, the first Payment Date after the acceleration shall be the first Payment Date after the acceleration. At least 15 days before such record date, the Securities Administrator shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05  Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the consent of the Note Insurer (which consent shall not be required if a Note Insurer Default exists), and shall, at the direction of the Note Insurer so long as no Note Insurer Default exists, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuing Entity, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06  Limitation of Suits. So long as the majority Holder of the Class E Certificates owns 100% of the Securities, no Holder of any Note (other than the Note Insurer acting pursuant to Section 4.10 hereof) shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder. No Holder of any Note (other than the Note Insurer acting pursuant to Section 4.10 hereof) shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the foregoing and the provisions of Section 10.15 hereof:

(i)  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)  the Holders of not less than 25% of the aggregate Note Principal Balance of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)  such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings;

(v)  such Holders have obtained consent of the Note Insurer; and

(vi)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee shall take such action as requested by the Holders representing the highest amount (in the aggregate) of the Note Principal Balances, notwithstanding any other provisions of this Indenture.

Section 5.07  Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08  Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Note Insurer or to such Noteholder, then and in every such case the Issuing Entity, the Note Insurer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Note Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09  Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10  Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Note Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Note Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11  Control By Note Insurer and Noteholders. The Note Insurer, unless a Note Insurer Default exists, or the Holders of a majority of the aggregate Note Principal Balances of Notes, if a Note Insurer Default exists, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)  such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)  if a Note Insurer Default exists, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the aggregate Note Principal Balance of the Notes or the Holders of 66 2/3% of the aggregate Note Principal Balance of each Class of Notes then outstanding, voting separately as set forth in Section 5.04(a) hereof; and

(iii)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12  Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Note Insurer or the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes, with the Note Insurer’s written consent, may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) the waiver of which would materially and adversely affect the interests of the Note Insurer or modify its obligation under the Policy. In the case of any such waiver, the Issuing Entity, the Indenture Trustee, the Note Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13  Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14  Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15  Sale of Trust Estate. (a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.04 and 5.11(ii) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee with the consent of the Note Insurer (which consent shall not be required if a Note Insurer Default exists) may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)  The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1)  the Note Insurer, unless a Note Insurer Default exists, or the Holders of all Notes, if a Note Insurer Default exists, consent(s) to, or direct(s) the Indenture Trustee to make, such Sale, or

(2)  the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Note Insurer in respect of amounts drawn under the Policy and any other amounts due to the Note Insurer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

(3)  the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Note Insurer consents to such Sale, or if a Note Insurer Default exists, and the Holders of Notes representing at least 100% of the Note Principal Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)  Unless the Note Insurer, or if a Note Insurer Default exists, Holders representing at least 100% of the aggregate Note Principal Balance of the Notes or the Holders of 66 2/3% of the aggregate Note Principal Balance of each Class of Notes then outstanding, voting separately as set forth in Section 5.11 hereof, have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Notes, shall bid an amount (which shall include the Indenture Trustee’s right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Estate on behalf of the Noteholders.

(d)  In connection with a Sale of all or any portion of the Trust Estate,

(1)  any Holder or Holders of Notes or the Note Insurer may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)  the Indenture Trustee, with the consent of the Note Insurer, so long as no Note Insurer Default exists, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts distributable to the Note Insurer on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)  the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuing Entity and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof; and

(4)  the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale.

(e)  So long as a single Holder of the Class E Certificates owns 100% of the Securities, the Majority Holder of the Class E Certificates shall not consent to any Sale of the Trust Estate as set forth herein.

(f)  Notwithstanding any contrary provision of this Indenture, no Sale of the Trust Estate shall be made unless an Opinion of Counsel is rendered, addressed to the Indenture Trustee, the Note Insurer, the Securities Administrator and the Owner Trustee, to the effect that (i) such Sale would not (A) result in the imposition of the tax on “prohibited transactions” as defined in sections 860F(a)(2) of any REMIC created hereunder or (B) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding, or (ii) that the Securities Administrator has complied with the requirements for a “qualified liquidation” under section 860F of the Code set forth in Section 8.06(c) hereof as if it were any Class E Certificateholder.

Section 5.16  Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders or the Note Insurer shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee or the Securities Administrator shall be applied by the Securities Administrator in accordance with Section 5.04(b) hereof.

ARTICLE VI

THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 6.01  Duties of Indenture Trustee and Securities Administrator. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice, in the case of the Indenture Trustee and, at any time, in the case of the Securities Administrator:

(i)  the Indenture Trustee and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee or the Securities Administrator; and

(ii)  in the absence of bad faith on its part, the Indenture Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to the Indenture Trustee and/or the Securities Administrator and conforming to the requirements of this Indenture or the other Basic Documents; however, the Indenture Trustee and the Securities Administrator shall examine the certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)  Neither the Indenture Trustee nor the Securities Administrator may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)  neither the Indenture Trustee nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee or the Securities Administrator, respectively, unless it is proved that the Indenture Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts; and

(iii)  neither the Indenture Trustee nor the Securities Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders, the Certificateholders or from the Issuing Entity, which they are entitled to give under the Basic Documents.

(d)  Neither the Indenture Trustee nor the Securities Administrator shall be liable for interest on any money received by it except as set forth in the Basic Documents and as the Indenture Trustee or Securities Administrator, as applicable, may agree in writing with the Issuing Entity.

(e)  Money held in trust by the Indenture Trustee or Securities Administrator need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture, the Sale and Servicing Agreement or the Trust Agreement.

(f)  No provision of this Indenture shall require the Indenture Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee or Securities Administrator shall be subject to the provisions of this Section.

(h)  The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default or Default is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuing Entity, the Trust Estate or this Indenture.

(i)  All funds received by the Securities Administrator and required to be deposited in the related Interest Coverage Account pursuant to this Indenture shall be promptly so deposited by the Securities Administrator.

Section 6.02  Rights of Indenture Trustee and Securities Administrator. (a) The Indenture Trustee and the Securities Administrator may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee and the Securities Administrator need not investigate any fact or matter stated in the document.

(b)  Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel.

(c)  Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)  The Indenture Trustee and the Securities Administrator may consult with counsel, and the written advice or Opinion of Counsel (which shall not be at the expense of the Indenture Trustee or the Securities Administrator) with respect to legal matters relating to this Indenture, the other Basic Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

(e)  For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee and the Securities Administrator, but not specifically as a duty of the Indenture Trustee or the Securities Administrator under the Indenture, each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f)  The Securities Administrator or any of its Affiliates is permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Securities Administrator (i) as part of the compensation hereunder or (ii) out of Available Funds.

(g)  Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)  None of the Securities Administrator, the Issuing Entity or the Indenture Trustee shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render the Securities Administrator, the Issuing Entity or the Indenture Trustee partners, joint venturers or agents of one another.

(i)  Neither the Indenture Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Sale and Servicing Agreement, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of the Sale and Servicing Agreement.

(j)  Except for those actions that the Indenture Trustee or the Securities Administrator are required to take hereunder, neither the Indenture Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

(k)  Neither the Indenture Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture, other than its obligation to give notices pursuant to this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(l)  Neither the Indenture Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or Holders of Notes representing not less than 25% of the Note Principal Balance of the Notes and provided that the payment within a reasonable time to the Indenture Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee or the Securities Administrator, as applicable, reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture. The Indenture Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Noteholders requesting the investigation.

(m)   Should the Indenture Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Indenture Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions.

(n)  The right of the Indenture Trustee or the Securities Administrator to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Indenture Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act.

(o)  Neither the Indenture Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(p)  Neither the Indenture Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any HELOC by the Seller pursuant to this Indenture, the Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any HELOC for purposes of this Indenture.

(q)  The Indenture Trustee shall not be deemed to have notice or actual knowledge of any Default or Event of Default unless actually known to a Responsible Officer of the Indenture Trustee or written notice thereof (making reference to this Indenture or the Notes) is received by the Indenture Trustee at the Corporate Trust Office.

Section 6.03  Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 hereof.

Section 6.04  Indenture Trustee’s and Securities Administrator’s Disclaimer. Neither the Indenture Trustee nor the Securities Administrator shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Securities Administrator’s certificate of authentication.

Section 6.05  Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder and the Note Insurer notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Section 6.06  Reports to Residual Certificateholders. The Securities Administrator shall furnish quarterly to the Holders of the Residual Certificates each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each class of Regular Interests and Residual Interests created hereunder and on the HELOCs, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of Regular Interests and Residual Interests created hereunder and the HELOCs, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above; and

(iv)  The original issue discount (or, in the case of the HELOCs, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of Regular Interests or Residual Interests created hereunder and to the HELOCs, together with each constant yield to maturity used in computing the same.

Certain information pursuant to clauses (i) and (iii) above shall be provided by the Depositor.

Section 6.07  Compensation. An annual fee shall be paid to the Indenture Trustee by the Master Servicer pursuant to a separate agreement between the Indenture Trustee and the Master Servicer. In addition, the Indenture Trustee and the Securities Administrator will each be entitled to recover from the Payment Account pursuant to Section 5.08 of the Sale and Servicing Agreement all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee and the Securities Administrator, respectively, in connection with any breach of this Indenture or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, each of the Indenture Trustee and the Securities Administrator (including in their individual capacity) and any director, officer, employee or agent of the Indenture Trustee or the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents, (b) the Notes or (c) the HELOCs, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein.

The Issuing Entity's payment obligations to the Indenture Trustee and Securities Administrator pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee or Securities Administrator. When the Indenture Trustee or the Securities Administrator incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08  Replacement of Indenture Trustee and the Securities Administrator. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or a successor Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuing Entity and the Note Insurer. The Note Insurer or, if a Note Insurer Default exists, the Holders of a majority of Note Principal Balances of each Class of Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall, with the consent of the Note Insurer so long as no Note Insurer Default exists remove the Indenture Trustee or the Securities Administrator, as applicable, if:

(i)  the Indenture Trustee or the Securities Administrator fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;

(ii)  the Indenture Trustee or the Securities Administrator is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Indenture Trustee or the Securities Administrator or its property;

(iv)  the Indenture Trustee or the Securities Administrator otherwise becomes incapable of acting; or

(v)  the Master Servicer is terminated pursuant to the Sale and Servicing Agreement.

If the Indenture Trustee or the Securities Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Securities Administrator for any reason (the Indenture Trustee or the Securities Administrator in such event being referred to herein as the retiring Indenture Trustee or the retiring Securities Administrator ), the Issuing Entity shall, with the consent of the Note Insurer so long as no Note Insurer Default exists, promptly appoint a successor Indenture Trustee or successor Securities Administrator.

Each of a successor Indenture Trustee or successor Securities Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee or retiring Securities Administrator, as applicable, and to the Note Insurer and the Issuing Entity. Thereupon, the resignation or removal of the retiring Indenture Trustee or the retiring Securities Administrator shall become effective, and the successor Indenture Trustee or successor Securities Administrator shall have all the rights, powers and duties of the Indenture Trustee or the Securities Administrator, as applicable, under this Indenture. The successor Indenture Trustee or successor Securities Administrator shall each mail a notice of its succession to Noteholders. The retiring Indenture Trustee or the retiring Securities Administrator shall promptly transfer all property held by it as Indenture Trustee or Securities Administrator, as applicable, to the successor Indenture Trustee or successor Securities Administrator.

If a successor Indenture Trustee or successor Securities Administrator does not take office within 60 days after the retiring Indenture Trustee or the retiring Securities Administrator, as applicable, resigns or is removed, the retiring Indenture Trustee or the retiring Securities Administrator, the Issuing Entity, the Note Insurer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or successor Securities Administrator.

Notwithstanding the replacement of the Indenture Trustee or the Securities Administrator pursuant to this Section, the Issuing Entity's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or the retiring Securities Administrator.

Section 6.09  Successor Indenture Trustee and Securities Administrator by Merger. If the Indenture Trustee or the Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee or successor Securities Administrator, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee and the Securities Administrator shall provide the Rating Agencies, the Note Insurer and the Issuing Entity with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may, with the consent of the Note Insurer, execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Note Insurer, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee or the Note Insurer may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11  Eligibility; Disqualification. The Indenture Trustee shall at all times be an entity that meets the requirements of Section 3(c)(3) under the Investment Company Act of 1940 applicable to a trustee, and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s.

Each of the Indenture Trustee and the Securities Administrator hereunder shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In case at any time the Indenture Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 6.08 hereof.

The Securities Administrator and any successor Securities Administrator (i) may not be an Originator, the Master Servicer, a subservicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must at all times be rated at least "A/F1" by Fitch if Fitch is a rating agency.

The Indenture Trustee shall notify the Rating Agencies of any change of Securities Administrator. Any resignation or removal of the Indenture Trustee or the Securities Administrator and appointment of a successor trustee or trust administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor indenture trustee or securities administrator as provided in Section 6.08 hereof. Notwithstanding the foregoing, in the event the Securities Administrator advises the Indenture Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Indenture prior to the appointment of a successor, the Indenture Trustee shall be obligated to perform such obligations until a new securities administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Securities Administrator's breach of its obligations hereunder. As compensation therefore, the Indenture Trustee shall be entitled to all fees the Securities Administrator would have been entitled to if it had continued to act hereunder.

Section 6.12  Representations and Warranties. The Indenture Trustee hereby represents that:

(i)  The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)  The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(iii)  The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

(iv)  To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.13  Representations and Warranties. The Securities Administrator hereby represents that:

(i)  The Securities Administrator is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)  The Securities Administrator has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Securities Administrator by all necessary corporate action;

(iii)  The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Securities Administrator or any agreement or other instrument to which the Securities Administrator is a party or by which it is bound; and

(iv)  To the Securities Administrator’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Securities Administrator or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Securities Administrator of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.14  Directions to Indenture Trustee and the Securities Administrator.

(a)  The Indenture Trustee is hereby directed to accept the pledge of the HELOCs and hold the assets of the Trust in trust for the Noteholders and the Note Insurer and to exercise and deliver the Insurance Agreement and the Custodial Agreement and to acknowledge and agree to the Assignment Agreement.

(b)  The Securities Administrator is hereby directed to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2 and A-3 to this Indenture in accordance with the terms of this Indenture and to take all other actions as shall be required to be taken by the Securities Administrator pursuant to the terms of this Indenture and the other Basic Documents.

Section 6.15  The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee’s liability and to its rights and protections shall inure also to the Paying Agent, Note Registrar and Certificate Registrar.

Section 6.16  Certain Representations Regarding the Indenture Trustee. The Indenture Trustee represents that or agrees, as applicable, that:

The Indenture Trustee is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the New York Uniform Commercial Code, and that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-50 (1) of the New York Uniform Commercial Code;

With respect to Section 11.11, the “securities intermediary’s jurisdiction” as defined in the New York Uniform Commercial Code, as applicable to this Indenture, shall be the State of New York; and

The Indenture Trustee is not a “clearing corporation”, as such term is defined in Section 8-102(a)(5) of the New York Uniform Commercial Code.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01  Issuing Entity To Furnish Securities Administrator and Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Securities Administrator and the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Securities Administrator and the Note Insurer may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Securities Administrator is the Note Registrar, no such list shall be required to be furnished to the Securities Administrator.

Section 7.02  Preservation of Information; Communications to Noteholders. (a) The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Securities Administrator as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Securities Administrator in its capacity as Note Registrar. The Securities Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.03  Financial Information. For so long as any of the Notes bearing a restrictive legend remains outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuing Entity shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under such Act, cause the Securities Administrator to make available to any Holder of any such Note in connection with any sale thereof and to any prospective purchaser of any such Note from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act that is in the Securities Administrator’s possession or reasonably obtainable by it, if requested, from the Master Servicer (and to the extent such information is in the Master Servicer’s possession or is reasonably obtainable by it from the Servicer).

Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

Section 7.04  Statements to Noteholders and Certificateholders. (a) With respect to each Payment Date, the Securities Administrator shall make available via the Securities Administrator’s website, initially located at www.etrustee.net, to each Noteholder and each Certificateholder, the Indenture Trustee, the Depositor, the Issuing Entity, the Seller, the Owner Trustee, the Certificate Paying Agent, the Note Insurer and the Rating Agencies, a statement setting forth the following information as to the Notes, to the extent applicable:

(i)  the applicable Record Dates, Accrual Periods, Interest Determination Dates and Payment Dates;

(ii)  the Available Funds, the Net WAC Cap Rate Carryover Amount on each Class of Notes for such Payment Date and the aggregate Unpaid Interest Shortfall Amount on each Class of Notes for such Payment Date;

(iii)  the amount of fees and expenses accrued and paid;

(iv)  the amount of Servicing Fees for the related Collection Period;

(v)   (a) the amount of such distribution to each Class of Notes applied to reduce the Note Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(vi)  the amount of such distribution to Holders of each Class of Notes allocable to interest;

(vii)  the amount of any distribution to the Certificates;

(viii)  the Overcollateralization Amount and the Overcollateralization Target Amount;

(ix)  the amount, if any, paid by the Note Insurer under the Policy for such Payment Date and the aggregate amounts for all prior Payment Dates paid by the Note Insurer under the Policy and not yet reimbursed;

(x)  if the distribution to the Holders of any Class of Notes is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(xi)  the number and the aggregate Scheduled Principal Balance of the HELOCs as of the end of the Due Period and the amount of Draws on the HELOCs;

(xii)  the aggregate Note Principal Balance of each Class of Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Charge-Off Amounts and the aggregate Note Principal Balance of the Notes after giving effect to the distribution of principal on such Payment Date;

(xiii)  the number and aggregate Scheduled Principal Balance of the HELOCs (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (b) in foreclosure and delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (c) that have become REO Property, and (d) subject to bankruptcy or similar insolvency proceedings, in each case as of the end of the preceding calendar month;

(xiv)  the aggregate Charge-Off Amounts with respect to the Payment Date and cumulative Charge-Off Amounts since the Closing Date;

(xv)  the number and aggregate Scheduled Principal Balance of HELOCs repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date;

(xvi)  the book value (if available) of any REO Property;

(xvii)  the amount of any Relief Act Shortfalls for such Payment Date;

(xviii)  the aggregate Scheduled Principal Balance of HELOCs purchased pursuant to Section 2.04 of the Sale and Servicing Agreement for the related Payment Date and cumulatively since the Closing Date;

(xix)  a statement as to whether each element in the definitions of the Trigger Event and the Rapid Amortization Trigger Event, respectively, is satisfied;

(xx)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the payment period or that have become material over time;

(xxi)  material breaches of pool asset representations or warranties or transaction covenants;

(xxii)  the 60 Day Plus Delinquent Percentage for the related Payment Date;

(xxiii)  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable Payment Date and a description of any change in the calculation of these amounts; and

(xxiv)  each HELOC that has been released from the Trust Estate to the Class X Certificateholder.

Items (iii) and (iv) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Securities Administrator shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (iv) with respect to the Notes for such calendar year.

The Securities Administrator may conclusively rely upon the information provided by the Master Servicer to the Securities Administrator in its preparation of monthly statements to Noteholders.

The Securities Administrator will make the monthly statements provided for in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to the Note Insurer, each Noteholder and each Certificateholder, the Depositor, the Issuing Entity, the Seller, the Owner Trustee, the Certificate Paying Agent and the Rating Agencies via the Securities Administrator's website. The Securities Administrator’s website shall initially be located at “www.etrustee.net.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (312) 992-2745. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

(b)  The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01  Collection of Money. Except as otherwise expressly provided herein, the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02  Officer’s Certificate. The Indenture Trustee shall receive at least seven Business Days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.06(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.03  Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity, the Securities Administrator and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Note Insurer, the Certificate Paying Agent on behalf of the Certificateholders, the Securities Administrator and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof or (ii) the Latest Possible Maturity Date.

Section 8.04  Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any purchase of a related HELOC by any Holder of the Class E Certificates pursuant to Section 8.06 of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)  The Indenture Trustee shall, at such time as it is notified by the Securities Administrator that (i) there are no Notes Outstanding, (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid and (iii) all sums due to the Note Insurer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c)  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04 only upon receipt of a request from the Issuing Entity and a letter from the Note Insurer stating that the Note Insurer has no objection to such request from the Issuing Entity.

Section 8.05  Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Securities Administrator promptly, prior to such Noteholder’s receipt of the final payment thereon.

Section 8.06  Optional Redemption of the HELOCs. (a) The Holder of the Class E Certificates, or if there is no single holder, the majority Holder of the Class E Certificates, shall have the option to purchase the assets of the Trust and thereby cause the redemption of the Notes, in whole, but not in part, on or after the Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 20% of the sum of the original Note Principal Balances of the Notes. Such optional purchase shall be subject to the Note Insurer’s consent if the termination would result in a draw on the Policy or if, after such purchase, amounts would remain owed to the Note Insurer under either this Indenture or the Insurance Agreement. The aggregate redemption price (the “Redemption Price”) for the Notes will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the sum of the Outstanding Principal Balance of the HELOCs, and accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the day preceding the final Payment Date; provided that the option shall only be exercised if the Purchase Price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes.

(b)  In order to exercise the foregoing option, the Holder of the Class E Certificates, or if there is no single holder, the majority Holder of the Class E Certificates, shall provide written notice of its exercise of such option to the Securities Administrator, the Note Insurer, the Issuing Entity, the Owner Trustee and the Master Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Securities Administrator shall provide written notice to the Noteholders of the final payment on the Notes. In addition, the Holder of the Class E Certificates, or if there is no single holder, the majority Holder of the Class E Certificates, shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in (a) above with the Securities Administrator, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.02 hereof and payment to the Securities Administrator and the Master Servicer as set forth in (a) above, and this Indenture shall be discharged subject to the provisions of Section 4.09 hereof. If for any reason the amount deposited by the Holder of the Class E Certificates, or if there is no single holder, the majority Holder of the Class E Certificates, is not sufficient to make such redemption or such redemption cannot be completed for any reason, (a) the amount so deposited by the Holder of the Class E Certificates, or if there is no single holder, the majority Holder of the Class E Certificates, with the Securities Administrator shall be immediately returned to the Holder of the Class E Certificates, or if there is no single holder, the majority Holder of the Class E Certificates, in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the related Note Principal Balance of the Notes shall continue to bear interest at the related Note Interest Rate.

Section 8.07  [reserved].

Section 8.08  Additional Requirements for Optional Redemption. (a) Upon exercise by any Class E Certificateholder or majority Holder of any Class E Certificates, as applicable, of its purchase option as provided in Section 8.06(a) above, the Notes shall be redeemed and the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Indenture Trustee, the Note Insurer, the Securities Administrator and Owner Trustee have been supplied with an Opinion of Counsel addressed to the Indenture Trustee, the Securities Administrator and Owner Trustee, at the expense of the Class E Certificateholder or the majority Holder of the Class E Certificates, as applicable, to the effect that the failure of the Trust Estate to comply with the requirements of this Section respect to such termination will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC created hereunder, or (ii) cause a REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding:

(i) The Class E Certificateholder or the majority Holder of the Class E Certificates, as applicable, shall establish a 90-day liquidation period and notify the Indenture Trustee, the Securities Administrator and Owner Trustee thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each REMIC created hereunder pursuant to Treasury Regulation Section 1.860F-1. The Class E Certificateholder or the majority Holder of the Class E Certificates, as applicable, shall satisfy all the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of such Class E Certificateholder or such majority Holder of the Class E Certificates, as applicable;

(ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Notes and Certificates, the Indenture Trustee shall sell all of the assets of REMIC I for cash; and

(iii) At the time of the making of the final payment on the Notes and Certificates, the Securities Administrator and Owner Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificate Paying Agent for distribution to the Holders of the related Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I and REMIC II shall terminate at that time.

(b) By their acceptance of the Notes, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and the adoption of a plan of complete liquidation for each REMIC created hereunder, which authorization shall be binding upon all successor Noteholders. The Securities Administrator, as agent for each REMIC created hereunder, hereby agrees to adopt and sign such a plan of complete liquidation meeting the requirements for a “qualified liquidation” under Section 860F of the Code and any regulations thereunder upon the written request of the Class E Certificateholder or the majority Holder of the Class E Certificates, as applicable, and the receipt of the Opinion of Counsel referred to in clause (a)(i) above, and to take such other action in connection therewith as may be reasonably requested by the Class E Certificateholder or the majority Holder of the Class E Certificates, as applicable.

Section 8.09  Interest Coverage Account.

(a)  No later than the Closing Date, the Securities Administrator shall establish and maintain a segregated trust account or a sub account of a trust account entitled the “Interest Coverage Account”. The Interest Coverage Account shall be an Eligible Account or a sub-account of an Eligible Account. On the Closing Date, the Securities Administrator shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Initial Interest Coverage Deposit for the HELOCs remitted on the Closing Date to the Securities Administrator by the Depositor. Funds deposited in the Interest Coverage Account shall be held in trust by the Securities Administrator for the Noteholders for the uses and purposes set forth herein.

(b)  The amount on deposit in the Interest Coverage Account shall be specifically allocated to cover Net WAC Cap Rate Carryover Amounts on each Class of Notes with respect to the first Payment Date. On the first Payment Date, the Securities Administrator shall withdraw from the Interest Coverage Account, the Net WAC Cap Rate Carryover Amount for that Payment Date, to the extent not otherwise covered by the Interest Collection Amount, and distribute such amount to the Holders of the Notes in the priorities specified in clause (a)(viii) of Section 3.02. Any payments to the Holders of Notes in respect of Net WAC Cap Rate Carryover Amounts pursuant to the preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code. Any amounts remaining in the Interest Coverage Account after the first Payment Date and not needed for such purposes will be paid to the Depositor and will not thereafter be available for payment to the Noteholders.

(c)  For federal income tax purposes, the Depositor shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Interest Coverage Account, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Securities Administrator to the Depositor no later than the first Business Day following receipt of such income and gain by the Securities Administrator. If no written direction with respect to such investment shall be received by the Securities Administrator from the Depositor, then funds in such Account shall remain uninvested. The Depositor shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes or Certificates but with prior written consent of the Note Insurer (which consent shall not be unreasonably withheld) and prior notice to the Rating Agencies, the Issuing Entity, the Indenture Trustee, the Note Insurer and the Securities Administrator, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee and the Securities Administrator, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

(iii)  to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes and Certificates, or to surrender any right or power herein conferred upon the Issuing Entity;

(iv)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(v)  to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes or adversely affect the interests of the Note Insurer; provided further, that such supplemental indenture will be deemed to not materially and adversely affect the interests of the Holders of the Notes if a Rating Confirmation is received with respect to such supplemental indenture;

(vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

(vii)  to modify, eliminate or add to any of the provisions herein to such extent as shall be necessary or appropriate to maintain the qualification of any REMIC created hereunder as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC created hereunder, provided that the Indenture Trustee, the Securities Administrator, the Note Insurer and Owner Trustee have been provided an Opinion of Counsel addressed to the Indenture Trustee, the Securities Administrator and Owner Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Indenture Trustee, the Securities Administrator, the Owner Trustee, the Note Insurer or the Trust Estate, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee, the Note Insurer Owner Trustee and the Securities Administrator shall have received an Opinion of Counsel not at the expense of the Indenture Trustee or the Securities Administrator as to the enforceability of any such indenture supplement and to the effect that (i) such indenture supplement is permitted hereunder and will not materially and adversely affect the Holders of the Notes or the Note Insurer and (ii) entering into such indenture supplement will not cause the imposition of any tax on any REMIC created hereunder, any Noteholder or any Certificateholder or cause any of REMIC created hereunder to cease to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

The Indenture Trustee and the Securities Administrator are hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  With the consent of the Note Insurer (which consent shall not be unreasonably withheld), the Issuing Entity, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, in the case of the Securities Administrator and the Indenture Trustee may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agencies enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel addressed to the Indenture Trustee, the Note Insurer, the Securities Administrator and Owner Trustee, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Noteholder or adversely affect the interests of the Note Insurer and (iii) shall not cause the imposition of any tax on any REMIC created hereunder, any Noteholder or any Certificateholder or cause any of REMIC created hereunder to cease to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

Section 9.02  Supplemental Indentures With Consent of Noteholders. The Issuing Entity, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request in the case of the Securities Administrator and the Indenture Trustee, also may, with prior notice to the Rating Agencies and, with the consent of the Note Insurer and the Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuing Entity, the Securities Administrator and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)  change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)  reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of such Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)  modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(iv)  reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)  modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Indenture Trustee, the Note Insurer, the Securities Administrator and Owner Trustee, cause the imposition of any tax on any REMIC created hereunder, any Noteholder or any Certificateholder or cause any of REMIC created hereunder to cease to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee and the Securities Administrator.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity, the Securities Administrator and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Securities Administrator shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Securities Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03  Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee and the Securities Administrator shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel not at the expense of the Indenture Trustee or the Securities Administrator stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee and the Securities Administrator each may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Securities Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04  Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Securities Administrator, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05  Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06  Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Securities Administrator and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Securities Administrator in exchange for Outstanding Notes.

ARTICLE X

TAX MATTERS

Section 10.01  Description of REMICs and Designation of REMIC Interests.

REMIC I

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the HELOCs and certain other related assets subject to this Indenture and the Basic Documents (other than the Net WAC Cap Rate Carryover Reserve Account and the Interest Coverage Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class S Certificates will be the sole class of Residual Interests in REMIC I for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$652,695,869.23	December 25, 2031
A-1	Variable(2)	$5,078,370.00	December 25, 2031
A-2	Variable(2)	$1,328,700.00	December 25, 2031
B-1	Variable(2)	$79,920.00	December 25, 2032
B-2	Variable(2)	$149,850.00	December 25, 2032
ZZ	Variable(2)	$6,683,483.86	December 25, 2032
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date in the month following the maturity date for the HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R Certificates will represent the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, interest rate, initial principal balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Notes and Certificates that represent ownership of one or more of the Regular Interests in REMIC II created hereunder.

Class Designation	Interest Rate	Initial Principal Balance	Latest Possible Maturity Date(1)
A-1	Variable(2)	$507,837,000	December 25, 2031
A-2	Variable(2)	$132,870,000	December 25, 2031
B-1	Variable(2)	$7,992,000	December 25, 2032
B-2	Variable(2)	$14,985,000	December 25, 2032
E	Variable(3)	$2,332,193.09	December 25, 2032
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date in the month following the maturity date for the HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each Note and Certificate described above.

(2)	Calculated in accordance with the definition of “Note Interest Rate” herein.

(3)
The Class E Certificates will accrue interest at their variable interest rate calculated in accordance with the definition of “Class E Interest Rate” on their Class E Notional Amount outstanding from time to time, which shall equal the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests. The Class E Certificates will not accrue interest on their Uncertificated Principal Balance.

Section 10.02  REMIC Elections and REMIC Distributions.

(a)  The Securities Administrator shall elect that each of REMIC I and REMIC II shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Indenture or any of the Basic Documents or in the administration of this Indenture or the Basic Documents shall be resolved in a manner that preserves the validity of such REMIC elections.

(b)  On each Payment Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Payment Account and distributed to the Holders of the Class S Certificates, as the case may be:

(i) from the Floating Allocation Percentage of the Interest Collection Amount, to the holders of each REMIC I Regular Interest, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interest for such Payment Date, plus (B) any amounts in respect thereof remaining unpaid from previous Payment Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest ZZ shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the holders of each REMIC I Regular Interest for which a Note is the Corresponding Note in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Notes for each such REMIC I Regular Interest, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by such amount; and

(ii) to the holders of REMIC I Regular Interests, the Available Principal Payment Amount, allocated as follows:

(A)  98% of such amount to REMIC I Regular Interest AA, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero;

(B)  2% of such remainder, first, to each REMIC I Regular Interest for which a Note is the Corresponding Note in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Notes for each such REMIC I Regular Interest, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero; and second, to REMIC I Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; and

(C)  any remaining amount to the Holders of the Class S Certificates.

(c)  On each Payment Date, an amount equal to the amounts distributed pursuant to Sections 3.02(a)(v), (viii) and (x) on such date shall be deemed distributed from REMIC II to the Holder of the Class E Certificates in respect of the Class E Distribution Amount.

Section 10.03  Allocation of Charge-Off Amounts.

The Floating Allocation Percentage of Charge-Off Amounts on the HELOCs shall be allocated on each Payment Date to the following REMIC I Regular Interests in the following specified percentages: first, to Uncertificated Accrued Interest payable to the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; and second, to the Uncertificated Principal Balances of REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively. Any subsequent allocation of the Floating Allocation Percentage of Charge-Off Amounts made pursuant to Section 3.19 shall be allocated on each Payment Date to the following REMIC I Regular Interests in the following specified percentages: first, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-2 has been reduced to zero; second, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-1 has been reduced to zero; third, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest A-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest A-2 has been reduced to zero; and fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest A-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest A-1 has been reduced to zero.

Section 10.04  Tax Administration.

It is intended that the Trust Estate shall constitute, and that the affairs of the Trust Estate shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Estate. The Securities Administrator, as agent on behalf of the Trust Estate, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Noteholders and Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the Person that the Holders of the Notes and Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Estate; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Noteholders and Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Indenture Trustee and Securities Administrator shall, to the extent under their control, conduct the affairs of the Trust Estate at all times that any Notes or Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Indenture Trustee and Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would (i) cause the termination of the REMIC status of any REMIC formed hereunder or (ii) result in the imposition of a tax upon any of REMIC formed hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); (h) the Securities Administrator shall pay, from the sources specified in this Section 10.04, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Estate when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Indenture Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 10.04 requiring a signature thereon by the Indenture Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Estate property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Indenture Trustee and Securities Administrator shall not enter into any arrangement not otherwise provided for in this Indenture or the Basic Documents by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Securities Administrator, at the expense of the Trust Estate, shall represent the Trust Estate in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Estate, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within 10 days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Notes and Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Notes and Certificates and the HELOCs. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

Neither the Indenture Trustee nor the Securities Administrator shall sell, dispose of or substitute for any of the HELOCs (except in connection with (i) the default, imminent default or foreclosure of a HELOC, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Section 8.06 of this Agreement or (iv) a purchase of HELOCs pursuant to Article II of the Sale and Servicing Agreement and except as otherwise expressly permitted by this Indenture or the Basic Documents), acquire any assets for any REMIC or sell or dispose of any investments in any Account for gain, or accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of REMIC formed hereunder as a REMIC or (b) cause any REMIC to be subject to a tax on “prohibited transactions” or “ contributions” pursuant to the REMIC Provisions.

In the event that any tax is imposed on “prohibited transactions” as defined in Section 860F(a)(2) of the Code of any REMIC created hereunder, on the “net income from foreclosure property” of the Trust Estate as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Closing Date pursuant to Section 860G(d) of the Code, or any other tax, including, without limitation, any federal, state or local tax or minimum tax, is imposed upon any REMIC created hereunder, and is not paid as otherwise provided for herein, such tax shall be paid (i) by the Indenture Trustee, the Securities Administrator or Owner Trustee, if any such other tax arises out of or results from a breach by the Indenture Trustee, the Securities Administrator or Owner Trustee of any of its obligations under this Indenture or the Basic Documents, (ii) by any party hereto (other than the Indenture Trustee, the Securities Administrator and Owner Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Indenture or the Basic Documents or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first, with amounts otherwise to be distributed to the Residual Certificateholders, and second, with amounts otherwise to be distributed to all Noteholders in the following order of priority: first, to the Class B-2 Notes, second, to the Class B-1 Notes, and third, to the Class A Notes on a pro rata basis.

Notwithstanding anything to the contrary contained herein, to the extent that any tax described in the preceding two paragraphs is payable by the Holder of any Notes or Certificates, the Securities Administrator is hereby authorized to retain on any Payment Date, from the Holders of the Residual Certificates (and, if necessary, second, from the Holders of the Notes in the priority specified in the preceding paragraph), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Securities Administrator agrees that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 10.04, it will promptly notify and provide such information to such other party.

Notwithstanding any other provision of this Indenture, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Noteholders or Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Noteholders or Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Noteholder or Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Noteholders or Certificateholders.

Section 10.05  Tax Treatment of Net WAC Cap Rate Carryover Amounts.

On each Payment Date as to which there is a Net WAC Cap Rate Carryover Amount payable to any Class of Notes, the Securities Administrator shall deposit the amounts distributable pursuant to Section 3.02(a)(viii) into the Net WAC Cap Rate Carryover Reserve Account, and the Securities Administrator has been directed by the Class E Certificateholder to distribute amounts in the Net WAC Cap Rate Carryover Reserve Account to the Holders of the Notes in the priorities set forth in Section 3.02(a)(viii). Any amount paid to the Holders of the Notes pursuant to the preceding sentence in respect of Net WAC Cap Rate Carryover Amounts shall be treated as distributed to the Class E Certificateholder in respect of the Class E Certificates and paid by the Class E Certificateholder to the Holders of such Notes. Any payments to the Holders of the Notes in respect of Net WAC Cap Rate Carryover Amounts pursuant to the second preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

ARTICLE XI

MISCELLANEOUS

Section 11.01  Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee or the Securities Administrator to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee, the Note Insurer and the Securities Administrator (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)  a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4)  a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5)  if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b)  (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

(ii)  Whenever the Issuing Entity is required to furnish to the Indenture Trustee, the Note Insurer and the Securities Administrator an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

(iii)  Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)  Whenever the Issuing Entity is required to furnish to the Indenture Trustee, the Note Insurer and the Securities Administrator an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee and the Securities Administrator an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

Section 11.02  Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03  Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)  The ownership of Notes shall be proved by the Note Registrar.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04  Notices etc. to Indenture Trustee, Issuing Entity, Securities Administrator, Note Insurer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i)  the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity and the Note Insurer;

(ii)  the Securities Administrator by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Securities Administrator at the Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing. The Securities Administrator shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity;

(iii)  the Note Insurer, XL Capital Assurance Inc., 1221 Avenue of the Americas, New York, New York 10020-1001, Attention: Surveillance (GPMF Trust 2007-HE1, Policy No. CA03607A), with a copy to the General Counsel at the above address, and in each case in which a demand, notice or other communication to the Note Insurer refers to a Default, an Event of Default or any event with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then such demand, notice or other communication shall be marked to indicate "URGENT MATERIAL ENCLOSED"; or

(iv)  the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: GPMF Trust 2007-HE1, in care of Owner Trustee at the Corporate Trust Office, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be in writing, mailed first-class postage pre-paid: in the case of Moody’s, to Moody’s, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; and in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 11.05  Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 11.06  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.07  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 11.08  Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.09  Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10  Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.11  GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12  Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.13  Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders, the Note Insurer or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.14  Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Securities Administrator on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Securities Administrator, the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Securities Administrator, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 11.15  No Petition. The Indenture Trustee and the Securities Administrator, by entering into this Indenture, each Noteholder, by accepting a Note and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents; provided however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any proceeding.

Section 11.16  Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, the Note Insurer or the Securities Administrator, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Note Insurer shall each cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee, the Note Insurer or the Securities Administrator may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.17  Benefits of Indenture. The Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. To the extent that this Indenture confers upon or gives or grants to the Note Insurer any right, remedy or claim under or by reason of this Indenture, the Note Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the Note Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.18  Securities Administrator to Hold Policy. The Securities Administrator will hold the Policy in trust as agent for the Class A Notes for the purpose of making claims thereon and distributing the proceeds thereof. Each Class A Noteholder, by accepting its Note, appoints the Securities Administrator as attorney-in-fact for the purpose of making claims on the Policy. The Securities Administrator shall surrender the Policy to the Note Insurer for cancellation upon the expiration of the term of the Policy following the retirement of the Class A Notes.

IN WITNESS WHEREOF, the Issuing Entity, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1,
as Issuing Entity

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By: /s/ Dorri E. Wolhar
Name: Dorri E. Wolhar
Title: Financial Services Officer

LASALLE BANK NATIONAL ASSOCIATION,
as Securities Administrator

By: /s/ Rita Lopez
Name: Rita Lopez
Title: Vice President

CITIBANK, N.A.,
as Indenture Trustee

By: /s/ John Hannon
Name: John Hannon
Title: Vice President

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the 6th day of March 2007, before me, a notary public in and for said State, personally appeared _______________________________, known to me to be a(n)____________________________ of LaSalle Bank National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF___________	)

On the 6th day of March 2007, before me personally appeared ___________________________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) ____________________of the Owner Trustee, one of the entities described in and which executed the above instrument; and that he/her signed his/her name thereto by like order.

______________________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the 6th day of March 2007, before me personally appeared _______________________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) ___________________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he/she signed his/her name thereto by like order.

_____________________________________________
Notary Public

[NOTARIAL SEAL]

EXHIBIT A-1

CLASS A NOTE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE NOTE PRINCIPAL BALANCE OF THIS NOTE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND CHARGE OFF AMOUNTS ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE NOTE PRINCIPAL BALANCE OF THIS NOTE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN ITS NOTE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

EACH HOLDER OF A NOTE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 4.14 OF THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUING ENTITY, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUING ENTITY IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

Certificate No. 1	Note Interest Rate: Adjustable Rate

Class A Senior

Cut-off Date: February 15, 2007	Aggregate Initial Note Principal Balance of this Note as of the Cut-off Date: $[ ]
Date of Indenture: As of March 6, 2007

First Payment Date: March 13, 2007	Initial Note Principal Balance of this Note as of the Cut-off Date: $[ ]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [ ]

Final Scheduled Payment Date: December 13, 2032

GPMF TRUST 2007-HE1
MORTGAGE-BACKED NOTES
SERIES 2007-HE1

evidencing a Percentage Interest in the distributions allocable to the Class A Notes with respect to a Trust Estate consisting primarily of a pool of home equity lines of credit (“HELOCs”) that are secured by first and second liens on one- to four- family residences sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC (“BSABS I LLC”).

This Note is payable solely from the assets of the Trust Estate, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Indenture Trustee, the Owner Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Note nor the underlying HELOCs are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Indenture Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any note or other obligation secured by or payable from payments on the Notes.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Note. This Note is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes, Series 2007-HE1 (the “Notes”), issued under an Indenture dated as of March 6, 2007 (the “Indenture” or “Agreement”), among the Issuing Entity, LaSalle Bank National Association, as Securities Administrator and Citibank, N.A., as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Interest on this Note will accrue from and including the immediately preceding Payment Date (or with respect to the First Payment Date, the Closing Date) to and including the day prior to the current Payment Date on the Note Principal Balance hereof at a per annum rate equal to the Note Interest Rate set forth above. The Securities Administrator will distribute on the 13th day of each month, or, if such 13th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the Business Day immediately preceding such Payment Date so long as such Note remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Payment Date), an amount equal to the product of the Percentage Interest evidenced by this Note and the amount (of interest and principal, if any) required to be distributed to the Holders of Notes of the same Class as this Note. The Final Scheduled Payment Date is the Payment Date in the month following the latest scheduled maturity date of any HELOC.

Payments on this Note will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Indenture. Notwithstanding the above, the final distribution on this Note will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Note Principal Balance of this Note is set forth above. The Note Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Charge-off Amounts applicable hereto.

This Note is one of a duly authorized issue of Notes designated as set forth on the face hereof (the “Notes”). The Notes, in the aggregate, evidence the entire beneficial ownership interest in the Trust Estate formed pursuant to the Indenture.

This Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by XL Capital Assurance Inc. (the “Policy”).

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the Trust Estate and the Policy for payment hereunder and that the Securities Administrator is not liable to the Noteholders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

Each holder of a Note or beneficial ownership shall be deemed to have made the representations set forth in Section 4.14 of the Indenture.

The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Noteholders and the Note Insurer under the Indenture from time to time by the parties thereto with the written consent of the Note Insurer and the consent of the Holder of each Class of Notes affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such written consent of the Note Insurer and any such consent by the Holder of this Note shall be conclusive and binding on such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in lieu hereof whether or not notations of such consents are made upon such Notes. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the related Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Notes is registrable with the Securities Administrator upon surrender of this Notes for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Notes are issuable only as registered Notes without coupons in the Classes and denominations specified in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for one or more new Notes evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Noteholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Indenture and the Trust Estate created thereby (other than the obligations to make payments to Noteholders with respect to the termination of the Indenture) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last HELOC remaining in the Trust Estate and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any HELOC and (B) the remittance of all funds relating to the HELOCs due under the Indenture, or (ii) the optional repurchase by the party named in the Indenture of all the HELOCs and other assets of the Trust Estate in accordance with the terms of the Indenture. Such optional repurchase may be made only on or after the first Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes as of the Cut-off Date as set forth in the Indenture. The exercise of such right will effect the early retirement of the Notes. In no event, however, will the Trust Estate created by the Indenture continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 8.03 of the Indenture and (ii) the Latest Possible Maturity Date as specified in the Indenture.

Unless this Note has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Note to be duly executed on behalf of the Trust.

Dated: March 6, 2007
GPMF TRUST 2007-HE1

By Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its
individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Notes and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Securities Administrator to issue a new Note of a like denomination and Class, to the above named assignee and deliver such Note to the following address:

Dated:	______________________________________________________________
Signature by or on behalf of assignor

__________________________________________
Signature Guaranteed

PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Payments shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-2

CLASS B-[1][2] NOTE

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A NOTES [AND] [CLASS B-1 NOTES] AS DESCRIBED IN THE INDENTURE (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

EACH HOLDER OF A NOTE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 4.14 OF THE INDENTURE.

THE NOTE PRINCIPAL BALANCE OF THIS NOTE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND CHARGE-OFF AMOUNTS ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE NOTE PRINCIPAL BALANCE OF THIS NOTE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN ITS NOTE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS NOTE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS NOTE FOR SO LONG AS THIS NOTE IS A BOOK-ENTRY NOTE. ANY TRANSFEREE OF THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS NOTE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

Certificate No.1	Note Interest Rate: Adjustable Rate

Class B-[1][2] Subordinate

Cut-off Date: February 15, 2007	Aggregate Initial Note Principal Balance of this Note as of the Cut-off Date: $[ ]
Date of Indenture: As of March 6, 2007
Initial Note Principal Balance of this Note as of the Cut-off Date: $[ ]
First Payment Date: March 13, 2007
CUSIP: [ ]
Master Servicer and Securities Administrator: LaSalle Bank National Association

Final Scheduled Payment Date: December 25, 2031

GPMF TRUST 2007-HE1
MORTGAGE-BACKED NOTES
SERIES 2007-HE1

evidencing a Percentage Interest in the distributions allocable to the Class B-[1][2] Notes with respect to a Trust Estate consisting primarily of a pool of home equity lines of credit (“HELOCs”) that are secured by first and second liens on one- to four- family residences sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC (“BSABS I LLC”).

This Note is payable solely from the assets of the Trust Estate, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Indenture Trustee, the Owner Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Note nor the underlying HELOCs are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Indenture Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any note or other obligation secured by or payable from payments on the Notes.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Note. This Note is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes, Series 2007-HE1 (the “Notes”), issued under an Indenture dated as of March 6, 2007 (the “Indenture” or “Agreement”), among the Issuing Entity, LaSalle Bank National Association, as Securities Administrator and Citibank, N.A., as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Interest on this Note will accrue from and including the immediately preceding Payment Date (or with respect to the First Payment Date, the Closing Date) to and including the day prior to the current Payment Date on the Note Principal Balance hereof at a per annum rate equal to the Note Interest Rate set forth above. The Securities Administrator will distribute on the 13th day of each month, or, if such 13th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the Business Day immediately preceding such Payment Date so long as such Note remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Payment Date), an amount equal to the product of the Percentage Interest evidenced by this Note and the amount (of interest and principal, if any) required to be distributed to the Holders of Notes of the same Class as this Note. The Final Scheduled Payment Date is the Payment Date in the month following the latest scheduled maturity date of any HELOC.

Payments on this Note will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Indenture. Notwithstanding the above, the final distribution on this Note will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Note Principal Balance of this Note is set forth above. The Note Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Charge-off Amounts applicable hereto.

This Note is one of a duly authorized issue of Notes designated as set forth on the face hereof (the “Notes”). The Notes, in the aggregate, evidence the entire beneficial ownership interest in the Trust Estate formed pursuant to the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the Trust Estate for payment hereunder and that the Securities Administrator is not liable to the Noteholders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

Each holder of a Note or beneficial ownership shall be deemed to have made the representations set forth in Section 4.14 of the Indenture.

The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Noteholders under the Indenture from time to time by the parties thereto with the consent of the Holder of each Class of Notes affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Note shall be conclusive and binding on such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in lieu hereof whether or not notations of such consents are made upon such Notes. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Notes is registrable with the Securities Administrator upon surrender of this Notes for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Notes are issuable only as registered Notes without coupons in the Classes and denominations specified in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for one or more new Notes evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Noteholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Indenture and the Trust Estate created thereby (other than the obligations to make payments to Noteholders with respect to the termination of the Indenture) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last HELOC remaining in the Trust Estate and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any HELOC and (B) the remittance of all funds relating to the HELOCs due under the Indenture, or (ii) the optional repurchase by the party named in the Indenture of all the HELOCs and other assets of the Trust Estate in accordance with the terms of the Indenture. Such optional repurchase may be made only on or after the first Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes as of the Cut-off Date as set forth in the Indenture. The exercise of such right will effect the early retirement of the Notes. In no event, however, will the Trust Estate created by the Indenture continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 8.03 of the Indenture and (ii) the Latest Possible Maturity Date as specified in the Indenture.

Unless this Note has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Note to be duly executed on behalf of the Trust.

Dated: March 6, 2007
GREENPOINT MORTGAGE FUNDING TRUST 2007-HE1

By Wilmington Trust Company, not in its individual capacity
but solely as Owner Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2] Notes referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its
individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:   ______________________________________________________________________
Signature by or on behalf of assignor

__________________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-3

[RESERVED]

EXHIBIT B

MORTGAGE LOAN SCHEDULE

[See Exhibit A to the Sale and Servicing Agreement]

EXHIBIT C

FORM OF TRANSFEREE CERTIFICATE

[Date]

[NOTE REGISTRAR]  [SECURITIES ADMINISTRATOR]

Re:	GPMF Trust 2007-HE1
Mortgage-Backed Notes, Series 2007-HE1 (the “Notes”)

Ladies and Gentlemen:

__________________ (the “Transferee”) intends to purchase from _________________ (the “Transferor”) the Class ___ Notes having an initial aggregate Note Balance as of March 6, 2007 (the “Closing Date”) of $_____________ (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of March 6, 2007 (the “Indenture”), between GPMF Trust 2007-HE1 (the “Issuer”), LaSalle Bank National Association (the “Securities Administrator”) and Citibank, N.A. (the “Indenture Trustee”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to you, as [Securities Administrator] [Note Registrar], and for the benefit of the Issuer, the Securities Administrator, the Indenture Trustee and the Transferor, that:

1. The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule l44A”) under the Securities Act of 1933, as amended (the “Securities Act”), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Notes is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Notes for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

2. The Transferee has been furnished with all information regarding (a) the HELOCs and payments thereon, (b) the nature and performance of the HELOCs, (c) the Indenture, and (d) any credit enhancement mechanism associated with the HELOCs, that it has requested.

3. The Transferee is neither (A) an employee benefit plan, an Archer MSA as described in Section 220(d) of the Code, an education individual retirement account as described in Section 530 of the Code or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a “Plan”), nor (B) any Person who is directly or indirectly purchasing such Note or interest therein on behalf of, as named fiduciary of, as trustee of, or with “plan assets” (as defined under the DOL Regulation at 29 C.F.R. Section 2510.3-101) of a Plan.

Very truly yours,

(Transferee)

By:
Name:
Title:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) an [name of Securities Administrator] [name of Note Registrar], as [Securities Administrator] [Note Registrar], with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

____
Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____
Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

____
Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

____	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

____
Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

____
State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

____
Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule l44A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Transferee acknowledges that it is familiar with Rule l44A and understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

____ ____ Will the Transferee be purchasing the Transferred Notes
Yes No only for the Transferee’s own account?

6. If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Securities Administrator] [name of Note Registrar], as [Securities Administrator] [Note Registrar], with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2. The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____
The Transferee owned and/or invested on a discretionary basis $____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Transferee is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or I investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

____     ____    Will the Transferee be purchasing the Transferred Notes
        Yes         No      only for the Transferee’s own account?

6. If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule l44A.

7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee

Date:

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

[Date]

[SECURITIES ADMINISTRATOR]

Re:	GPMF Trust 2007-HE1
Mortgage-Backed Notes, Series 2007-HE1 (the “Notes”)

Ladies and Gentlemen:

In connection with the sale by _____________________________ (the “Transferor”) to _________________________ (the “Transferee”) of the Class __ Notes having an initial aggregate Note Balance as of March 6, 2007 (the “Closing Date”) of $______________ (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of March 6, 2007 (the “Indenture”), among GPMF Trust 2007-HE1 (the “Issuer”), LaSalle Bank National Association (the “Securities Administrator”) and Citibank, N.A. (the “Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to you, as [Securities Administrator] [Note Registrar], and for the benefit of the Issuer, the Securities Administrator, the Indenture Trustee and the Transferee, that:

1. The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.

2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Note under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Note pursuant to the Securities Act or any state securities laws.

* Please contact Bear Stearns for pricing information.

3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a “qualified institutional buyer” as that term is defined in Rule l44A (“Rule l44A”) under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee’s ownership and discretionary investments of securities (check one or more):

____
(a) The Transferee’s most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

____
(b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser, or

____
(c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser, or

____
(d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee’s most recent fiscal year, or, in the case of a Transferee that is a member of a “family of investment companies”, as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the “family of investment companies” as of a specific date on or since the close of the Transferee’s most recent fiscal year.

4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee’s “family of investment companies”, if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

(b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

(c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the HELOCs and payments thereon, (b) the nature and performance of the HELOCs, (c) the Indenture and the Trust Estate, and (d) any credit enhancement mechanism associated with the HELOCs, that the Transferee has requested.

Very truly yours,

(Transferor)

By:
Name:
Title:

EXHIBIT E

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

[See Exhibit C-3 to the Sale and Servicing Agreement]

EXHIBIT F

FORM OF POLICY

1221 Avenue of the Americas New York, New York 10020 Telephone: (212) 478-3400 Facsimile: (212) 478-3597

FINANCIAL GUARANTY INSURANCE POLICY

Insured Obligations:	GreenPoint Mortgage Funding Trust 2007-HE1 Mortgage-Backed Notes, Series 2007-HE1 U.S. $507,837,000 Class A-1 Notes and U.S. $132,870,000 Class A-2 Notes	Policy No: CA03607A Effective Date: March 6, 2007

XL Capital Assurance Inc. (XLCA), a New York stock insurance company, in consideration of the payment of the premium, hereby unconditionally and irrevocably guarantees to the Securities Administrator for the benefit of the Owners of the Insured Obligations, the full and complete payment of the Scheduled Payments in respect of the Insured Obligations, subject only to the terms of this Policy (which includes the Endorsement attached hereto).

XLCA will pay the Insured Amount to the Securities Administrator upon the presentation of a Payment Notice to XLCA (which Payment Notice shall include an irrevocable assignment to XLCA of all rights and claims in respect of the relevant Insured Obligation, as specified in the Payment Notice, free of any adverse claim), on the later of (a) one (1) Business Day following receipt by XLCA of a Payment Notice or (b) the Business Day on which Scheduled Payments are due for payment. XLCA shall be subrogated to the Owners’ rights to payment on the Insured Obligations to the extent of any payment by XLCA hereunder. The obligations of XLCA with respect to a Scheduled Payment will be discharged to the extent funds to pay such Scheduled Payment are deposited in the account specified in the Payment Notice, whether such funds are properly applied by the Securities Administrator or claimed by an Owner.

In addition, in the event that any Scheduled Payment which has become due for payment and which is made to an Owner by or on behalf of the Securities Administrator is recovered or is recoverable from the Owner pursuant to a final order of a court of competent jurisdiction in an Insolvency Proceeding that such payment constitutes an Avoided Payment to such Owner within the meaning of any applicable bankruptcy law, XLCA unconditionally and irrevocably guarantees payment of the amount of such recovery if sufficient funds are not otherwise available (in accordance with Endorsement No. 1 hereto).

This Policy sets forth in full the undertaking of XLCA and shall not be cancelled or revoked by XLCA for any reason, including failure to receive payment of any premium due hereunder, and may not be further endorsed or modified without the written consent of XLCA. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of XLCA, nor against any risk other than Nonpayment and Avoided Payment, including any shortfalls, if any, attributable to the liability of the Obligor for taxes or withholding taxes if any, including interest and penalties in respect of such liability.

THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

Any capitalized terms not defined herein shall have the meaning given such terms in the Endorsement attached hereto and forming a part hereof. In witness whereof, XLCA has caused this Policy to be executed as of the Effective Date.

____________________________ Name: Linda S. Kobrin Title: Managing Director	___________________________ Name: R. Sharon Smith Title: Associate General Counsel

Financial Guaranty Insurance Policy Endorsement
Effective Date: March 6, 2007

Attached to and forming part of
Financial Guaranty Insurance Policy No. CA03607A

Obligor:	GreenPoint Mortgage Funding Trust 2007-HE1 referred to herein (the “Issuing Entity”)

Insured Obligations:
Mortgage-Backed Notes, Series 2007-HE1
U.S. $507,837,000 Class A-1 Notes (the “Class A-1 Notes”)
U.S. $132,870,000 Class A-2 Notes (the “Class A-2 Notes” and together with the Class A-1 Notes, the “Insured Notes”)

Beneficiary:	LaSalle Bank National Association, not in its individual capacity, but solely as the Securities Administrator, for the benefit of the Owners of the Insured Obligations

Capitalized terms used herein and not otherwise defined herein or in the Policy shall have the meanings assigned to them in the Indenture.

As used herein the term “Avoided Payment” means, with respect to the Insured Notes, any payment of principal or interest previously distributed to a holder of an Insured Note by or on behalf of the Issuing Entity that is voided as a result of any Insolvency Proceeding and which is returned by a holder of Insured Notes as required by a final, nonappealable order of a court of competent jurisdiction.

As used herein the term “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which the jurisdiction in which the Indenture Trustee, the Owner Trustee, the Master Servicer, the Servicer or Securities Administrator is located, are authorized or obligated by law or executive order to be closed.

As used herein the term “Deficiency Amount” means, for any Payment Date, the sum of (a) the amount by which Current Interest for the related Accrual Period on the Insured Notes exceeds the amount payable on such Payment Date in respect of such Current Interest pursuant to the Indenture from sources other than the Policy, plus (b) (i) for any Payment Date other than the Final Scheduled Payment Date, the Insured Note Charge-off Amount (as defined below) for such Payment Date, if any, or (ii) on the Final Scheduled Payment Date, the Note Principal Balance of the Insured Notes on such Payment Date after giving effect to payments made in reduction of such Note Principal Balance on such Payment Date pursuant to the Indenture from sources other than the Policy.

As used herein the term “Final Scheduled Payment Date” means the Payment Date occurring in December 2032.

As used herein the term “Indenture” means that certain Indenture, dated as of March 6, 2007 by and among the Issuing Entity, the Securities Administrator and Citibank, N.A., as indenture trustee.

As used herein the term “Insolvency Proceeding” means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any Person, the commencement, after the date hereof, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent by any Person, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to that Person.

As used herein the term “Insurance Agreement” means that certain Insurance and Indemnity Agreement, dated as of March 6, 2007, among XLCA, EMC Mortgage Company, as sponsor, the Depositor, the Issuing Entity, LaSalle Bank National Association, as Master Servicer and Securities Administrator, GreenPoint Mortgage Funding, Inc., as Servicer and the Indenture Trustee.

As used herein the term “Insured Amounts” means, with respect to any Payment Date, that portion of the Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Payment Date, which shall be equal to the related Deficiency Amount.

As used herein the term “Insured Note Charge-Off Amount” means, with respect to any Payment Date, the Charge-Off Amounts for the related period allocated to reduce the Note Principal Balance of the Insured Notes.

As used herein the term “Insured Payments” means, with respect to any Payment Date, the aggregate amount actually paid by the Note Insurer to the Securities Administrator in respect of Insured Amounts for such Payment Date.

As used herein the term “Nonpayment” means, with respect to any Payment Date, the failure of the Securities Administrator to receive in full, in accordance with the terms of the Indenture, funds legally available to pay all or a portion of the Scheduled Payment that is due for payment with respect to such Payment Date.

As used herein the term “Owner” means the registered owner of any Insured Obligation as indicated in the registration books maintained by or on behalf of the Securities Administrator for such purpose not including any such owner that is the Indenture Trustee, the Owner Trustee, the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, any Servicer or any of their respective affiliates.

As used herein, the term “Person” means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

As used herein the term “Reimbursement Amount” means, as to any Payment Date, the sum of (x)(i) all Insured Payments and Avoided Payments paid by the Note Insurer, but for which the Note Insurer has not been reimbursed prior to such Payment Date, plus (ii) interest accrued on such Insured Payments and Avoided Payments not previously repaid calculated at the rate set forth in the Insurance Agreement, from the date the Securities Administrator received the related Insured Payments or Avoided Payments, and (y) without duplication (i) any amounts then due and owing to the Note Insurer under the Insurance Agreement, but for which the Note Insurer has not been paid or reimbursed prior to such Payment Date, plus (ii) interest on such amounts at the rate set forth in the Insurance Agreement.

As used herein the term “Scheduled Payment” means, with respect to any Payment Date with respect to the Insured Notes during the Term of the Policy, (i) the Current Interest due and payable in respect of the Insured Notes on such Payment Date, (ii) for any Payment Date other than the Final Scheduled Payment Date, the related Insured Note Charge-Off Amount and (iii) for the Final Scheduled Payment Date, the Note Principal Balance of the Insured Notes outstanding on such Payment Date, in each case, in accordance with the original terms of the Insured Notes and the Indenture when the Insured Notes were issued and without regard to any subsequent amendment or modification of the Insured Notes or the Indenture that has not been consented to in writing by the Note Insurer. Notwithstanding the foregoing, “Scheduled Payments” shall in no event include payments which become due on an accelerated basis as a result of any optional redemption, in whole or in part, or any other cause, unless the Note Insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which event Scheduled Payments shall include such accelerated payments as, when, and to the extent so elected by the Note Insurer). In the event that the Note Insurer does not make such election, “Scheduled Payments” shall include payments due in accordance with the original scheduled terms of the Insured Notes without regard to any acceleration. In addition, “Scheduled Payments” shall not include, nor shall coverage be provided under the Policy in respect of, (i) any amounts due in respect of the Insured Notes attributable to any increase in interest rate, penalty or other sum payable by the Issuing Entity by reason of any default or event of default in respect of the Insured Notes, or by reason of any deterioration of the creditworthiness of the Issuing Entity, (ii) any Relief Act Shortfalls, (iii) any Net WAC Cap Rate Carryover Amounts, (iv) any prepayment interest shortfalls, or (v) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to any holder or owner of an Insured Note. Furthermore, the Policy does not cover any interest shortfalls resulting from any Extraordinary Trust Fund Expenses in excess of the Extraordinary Trust Fund Expenses Cap.

As used herein the term “Term of the Policy” means the period from and including the date hereof to and including the first date on which (i) all Scheduled Payments have been paid that are required to be paid under the Indenture; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired; and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above, a final and nonappealable order in resolution of each such proceeding has been entered; provided, further, that if the Holders of Insured Notes are required to return any Avoided Payment as a result of such Insolvency Proceeding, then the Term of the Policy shall terminate on the date on which the Note Insurer has made all payments required to be made under the terms of the Policy in respect of all such Avoided Payments.

To make a claim under the Policy, the Securities Administrator shall deliver to XLCA a Payment Notice in the form of Exhibit A hereto (a “Payment Notice”), appropriately completed and executed by the Securities Administrator. A Payment Notice under this Policy may be presented to XLCA by (i) delivery of the original Payment Notice to XLCA at its address set forth below, or (ii) facsimile transmission of the original Payment Notice to XLCA at its facsimile number set forth below. If presentation is made by facsimile transmission, the Securities Administrator shall (x) simultaneously confirm transmission by telephone to XLCA at its telephone number set forth below, and (y) as soon as reasonably practicable, deliver the original Payment Notice to XLCA at its address set forth below. Any Payment Notice received by XLCA after 10:00 a.m., New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by XLCA at 9:00 a.m., New York City time, on the next succeeding Business Day.

Following receipt by XLCA of a Payment Notice from the Securities Administrator, XLCA shall unconditionally and irrevocably pay an amount payable hereunder in respect of an Insured Amount out of the funds of XLCA on the later to occur of (a) 12:00 noon, New York City time, on the first Business Day following such receipt and (b) 12:00 noon, New York City time, on the Payment Date to which the related Deficiency Amount relates. Payments due hereunder in respect of an Insured Amount will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Indenture or, if no such Policy Payments Account has been established, to the Securities Administrator.

Subject to the foregoing, if the payment of any amount with respect to the Scheduled Payment is sought to be recovered (a “Preference Event”) as a result of an Insolvency Proceeding and as a result of such Preference Event, an Owner is required to return such payment, or any portion of such voided payment, made in respect of an Insured Obligation (an “Avoided Payment”), XLCA will pay an amount equal to such Avoided Payment, following receipt by XLCA from the Securities Administrator on behalf of such Owner of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Securities Administrator or the Owner, as applicable, is required to return such Avoided Payment or portion thereof because such payment was avoided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the “Final Order”), (y) an assignment, substantially in the form attached hereto as Exhibit B, properly completed and executed by such Owner irrevocably assigning to XLCA all rights and claims of such Owner relating to or arising under such Avoided Payment, and (z) a Payment Notice in the form of Exhibit A hereto appropriately completed and executed by the Securities Administrator.

XLCA shall make payments due in respect of Avoided Payments no later than 2:00 p.m. New York City time on the Business Day following XLCA’s receipt of the documents required under clauses (x) through (z) of the preceding paragraph. Any such documents received by XLCA after 10:00 a.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by XLCA at 9:00 a.m., New York City time, on the next succeeding Business Day. All payments made by XLCA hereunder on account of any Avoided Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Securities Administrator or any Owner directly (unless an Owner has previously paid such Avoided Payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case XLCA will pay the Securities Administrator on behalf of such Owner, subject to the delivery of (a) the items referred to in clauses (x), (y) and (z) of the preceding paragraph to XLCA and (b) evidence satisfactory to XLCA that payment has been made to such receiver, conservator, debtor-in-possession of trustee in bankruptcy named in the Final Order). XLCA hereby waives, and agrees not to assert, any and all rights to require the Securities Administrator to make demand on or to proceed against any person, party or security prior to the Securities Administrator demanding payment under this Policy.

No defenses, set-offs and counterclaims of any kind available to XLCA so as to deny payment of any amount due in respect of this Policy will be valid and XLCA hereby waives, and agrees not to assert, any and all such defenses (including, without limitation, defense of fraud in the inducement or fact, or any other circumstances which would have the effect of discharging a surety in law or in equity), set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Upon any payment hereunder, in furtherance and not in limitation of XLCA’s equitable right of subrogation and XLCA’s rights under the Indenture, XLCA will be subrogated to the rights of the Owner in respect of which such payment was made to receive any and all amounts due in respect of the obligations in respect of which XLCA has made a payment hereunder. Any rights of subrogation acquired by XLCA as a result of any payment made under this Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of any amounts due the Owner on account of payments due under the Insured Notes. Notwithstanding the foregoing, XLCA does not waive its rights to seek payment in full of all Reimbursement Amounts owed to it under the Indenture or the Insurance Agreement.

This Policy is neither transferable nor assignable, in whole or in part, except to a successor securities administrator duly appointed and qualified under the Indenture. All Payment Notices and other notices, presentations, transmissions, deliveries and communications made by the Securities Administrator to XLCA with respect to this Policy shall specifically refer to the number of this Policy and shall be made to XLCA at:

XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Surveillance
Telephone: (212) 478-3400
Facsimile: (212) 478- 3597

or such other address, telephone number or facsimile number as XLCA may designate to the Securities Administrator in writing from time to time. Each such Payment Notice and other notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by XLCA.

The obligations of XLCA under this Policy are irrevocable, primary, absolute and unconditional, subject to satisfaction of the conditions for making a claim under this Policy, and neither the failure of any Person to perform any covenant or obligation in favor of XLCA (or otherwise), nor the commencement of any Insolvency Proceeding shall in any way affect or limit XLCA’s obligations under this Policy. If a successful action or proceeding to enforce this Policy is brought by the Securities Administrator, the Securities Administrator shall be entitled to recover from XLCA costs and expenses reasonably incurred, including, without limitation, reasonable fees and expenses of counsel.

This Policy and the obligations of XLCA hereunder shall terminate on the expiration of the Term of this Policy. This Policy shall be returned to XLCA by the Securities Administrator upon the expiration of the Term of this Policy.

The Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law does not cover this Policy. The Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code does not cover this Policy. In the event that XLCA were to become insolvent, the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code excludes from coverage any claims arising under this Policy.

THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

In the event any term or provision of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and be binding.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, XL Capital Assurance Inc. has caused this Endorsement to the Policy to be executed on the Effective Date.

_____________________________ Name: Linda Kobrin Title: Managing Director	_____________________________ Name: R. Sharon Smith Title: Associate General Counsel

Exhibit A to Financial Guaranty Insurance Policy No. CA03607A

XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention:    Surveillance

PAYMENT NOTICE
UNDER FINANCIAL GUARANTY INSURANCE POLICY NO. CA03607A

LaSalle Bank National Association, as Securities Administrator (the “Securities Administrator”), hereby certifies to XL Capital Assurance Inc. (“XLCA”) with reference to that certain Financial Guaranty Insurance Policy, No. CA03607A, dated together with the Endorsement attached thereto (the “Policy”), issued by XLCA in favor of the Securities Administrator on behalf of the Owner under the Indenture, as follows:

1. The Securities Administrator is the Securities Administrator under the Indenture and the Beneficiary of the Policy on behalf of each Owner.

2. The Securities Administrator is entitled to make a demand under the Policy pursuant to Section 3.20 of the Indenture.

3. This notice relates to the [insert date] Payment Date. The amount demanded is to be paid in immediately available funds to the [Specify Account] at [Identify Financial Institution Holding Account] account number[_____].

[For a Payment Notice in respect of Insured Amounts, use paragraph 4.]

4. The Securities Administrator demands payment of $________, which is the amount equal to the sum of :

(a) __________, which is the amount by which Current Interest for the related Accrual Period on the Insured Notes exceeds the amount payable on such Payment Date in respect of such Current Interest pursuant to the Indenture from sources other than the Policy, plus

(b) (i) for any Payment Date other than the Final Scheduled Payment Date, $____________, which is the Insured Note Charge-off Amount (as defined below) for such Payment Date, if any,

or (ii) on the Final Scheduled Payment Date, $____________, which is the Note Principal Balance of the Insured Notes on such Payment Date after giving effect to payments made in reduction of such Note Principal Balance on such Payment Date pursuant to the Indenture from sources other than the Policy .

[For a Payment Notice in respect of an Avoided Payment use the following paragraphs [4] or [5].]

[4.] The Securities Administrator hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid (or to be paid simultaneously with such draw on the Policy) by the Owner on account of an Insolvency Proceeding [$________] (the “Avoided Payment Amount”) and (ii) the documents required by the Policy to be delivered in connection with such Avoided Payments and Avoided Payment Amount have previously been presented to XLCA or are attached hereto.

[5.] The Securities Administrator agrees that, following payment of funds by XLCA, it shall use reasonable efforts to ensure (a) that such amounts are applied directly to the payment of any Deficiency Amount which is due for payment; (b) that such funds are not applied for any other purpose; and (c) the maintenance of an accurate record of such payments in respect of each Insured Obligation and the corresponding claim on the Policy and the proceeds thereof.

[5.] or [6.] The Securities Administrator, on behalf of itself and the Owners, hereby assigns to XLCA all rights and claims (including rights of actions and claims in respect of securities laws violations or otherwise) of the Securities Administrator and the Owners with respect to the Insured Obligation to the extent of any payments under the Policy. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to XLCA in respect of such payments. The Securities Administrator shall take such action and deliver such instruments as may be reasonably required by XLCA to effectuate the purposes of provisions of this Clause [5.] or [6.].

[6.] or [7.] The Securities Administrator, on behalf of itself and the Owners, hereby appoints XLCA as agent and attorney-in-fact for the Securities Administrator and the Owners in any legal proceeding in respect of the Insured Obligation. The Securities Administrator, on behalf of itself and the Owners, hereby (and without limiting the generality of the preceding sentence) agrees that XLCA may at any time during the continuation of any proceeding by or against any debtor with respect to which a Preference Claim (as defined below) or other claim with respect to the Insured Obligation is asserted under any Insolvency Proceeding, direct all matters relating to such Insolvency Proceeding, including, without limitation, (a) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the obligations (a “Preference Claim”), (b) the direction of any appeal of any order relating to any Preference Claim and (c) the posting of any surety, supersedes or performance bond pending any such appeal. In addition, the Securities Administrator, on behalf of itself and the Owners, hereby agrees that XLCA shall be subrogated to, and the Securities Administrator, on behalf of itself and the Owners, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Securities Administrator and the Owners in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, this notice has been executed this ____ day of ________, ____.

LASALLE BANK NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Officer

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading Information Concerning Any Fact Material Thereof, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation

Exhibit B to Financial Guaranty Insurance Policy, No. CA03607A

Form of Assignment

Reference is made to the Financial Guaranty Insurance Policy No. CA03607A, dated March 6, 2007 (together with the Endorsement attached thereto, the “Policy”) issued by XL Capital Assurance Inc. (“XLCA”) relating to the Mortgage-Backed Notes, Series 2007-HE1, Class A-1 Notes and Class A-2 Notes. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy including as incorporated by reference therein. In connection with the Avoided Payment of [$________] [paid][or][sought to be recovered from] by the undersigned (the “Owner”) on [__________] and the payment by XLCA in respect of such Avoided Payment pursuant to the Policy, the Owner hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers all of such Owner’s rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the Owner now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The Owner represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such Owner.1

[Owner] [Securities Administrator, as Owner’s attorney-in-fact]

________________________
1 In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the Owner’s right, title and interest in such rights and claims, the Owner or the Securities Administrator, as Owner’s attorney-in-fact, as the case may be, and XLCA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

APPENDIX A
DEFINITIONS

10-K Filing Deadline: As defined in Section 4.17(a)(iii) of the Sale and Servicing Agreement.

Accepted Master Servicing Practices: With respect to any HELOC, those customary mortgage master servicing practices of prudent mortgage master servicing institutions that master service HELOCs of the same type and quality as such HELOCs in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to either Servicer).

Accepted Servicing Practices: With respect to each HELOC, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar revolving home equity line of credit mortgage loans of the same type and quality as HELOCs in the jurisdiction where the related Mortgaged Property is located.

Account: The Master Servicer Collection Account, the Payment Account, the Net WAC Cap Rate Carryover Reserve Account, Interest Coverage Account and the Protected Account, as the context may require.

Accrual Period: With respect to the Notes and the Class E Certificates and any Payment Date, the period from and including the preceding Payment Date (or from the Closing Date, in the case of the first Payment Date) to and including the day prior to the current Payment Date. Calculations of interest on the Notes and the Class E Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Additional Balance: As to any HELOC, the aggregate amount of all Draws conveyed to the Trust Estate.

Additional Disclosure: As defined in Section 4.17(a)(iv) of the Sale and Servicing Agreement.

Additional Disclosure Notification: The form of notice set forth in Exhibit H to the Sale and Servicing Agreement.

Additional Form 10-D Disclosure: As defined in Section 4.17(a)(i) of the Sale and Servicing Agreement.

Additional Form 10-K Disclosure: As defined in Section 4.17(a)(iii) of the Sale and Servicing Agreement.

Adjustment Date: As to each HELOC, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such HELOC becomes effective.

Administration Agreement: The Administration Agreement, dated as of March 6, 2007, among the Issuing Entity, the Depositor, the Owner Trustee and the Securities Administrator.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Annual Statement of Compliance: As defined in Section 4.15 of the Sale and Servicing Agreement.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of each of S&P and Fitch or Aaa in the case of Moody’s. For any short-term deposit or security, or a rating of A-l+ in the case of each of S&P and Fitch or P-1 in the case of Moody’s.

Appraised Value: For any Mortgaged Property related to a HELOC, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related HELOC.

Assessment of Compliance: As defined in Section 4.16 of the Sale and Servicing Agreement.

Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 6, 2007, among EMC, GreenPoint and the Indenture Trustee, whereby the Servicing Agreement was assigned to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Attestation Report: As defined in Section 4.16 of the Sale and Servicing Agreement.

Attesting Party: As defined in Section 4.16 of the Sale and Servicing Agreement.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee or the Depositor who is authorized to act for the Owner Trustee or the Depositor in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee or the Depositor to the Indenture Trustee and Securities Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Principal Payment Amount: With respect to the Class A Notes and Class B Notes and any Payment Date:

(i) the greater of (A) zero and (B)

(1) with respect to any Payment Date during the Managed Amortization Period and if the Sponsor's Certificate Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such Payment Date and (b) the aggregate Certificate Principal Balance of the Class S Certificates immediately prior to that Payment Date;

(2) with respect to any Payment Date during the Managed Amortization Period and if the Sponsor's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related Payment Date; and

(3) with respect to any Payment Date during the Rapid Amortization Period, the Principal Collection Amount; plus

(ii) the Overcollateralization Increase Amount for that Payment Date,

minus

(iii) the Overcollateralization Reduction Amount for that Payment Date; minus

(iv) the Servicing Fees and Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Interest Collection Amount.

Avoided Payment: As defined in the Policy.

Back-Up Certification: As defined in Section 4.17(a)(iii) of the Sale and Servicing Agreement.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any HELOC, any Deficient Valuation or Debt Service Reduction related to such HELOC as reported by the Servicer to the Master Servicer.

Basic Documents: The Sale and Servicing Agreement, the Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Administration Agreement, the Insurance Agreement and the other documents and certificates delivered in connection with any of the above.

Basis Risk Shortfall: With respect to the Notes and any Payment Date, if such Notes are subject to the Net WAC Cap Rate on such Payment Date, the excess, if any, of (i) the amount of interest that would have been payable to such Class of Notes on such Payment Date if the Note Interest Rate for such Class for such Payment Date were calculated at the Formula Rate over (ii) the amount of interest payable on such Class of Notes at the Net WAC Cap Rate for such Payment Date.

Beneficial Owner: With respect to any Note or Certificate, the Person who is the beneficial owner of such Note or Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in the Indenture.

BSABS I: Bear Stearns Asset Backed Securities I LLC.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Indenture Trustee, the Owner Trustee, the Master Servicer, the Servicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

Calendar Quarter: A calendar quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

 Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificate Paying Agent: Initially, the Securities Administrator, in its capacity as Certificate Paying Agent, or any successor to the Securities Administrator in such capacity.

Certificate Principal Balance: With respect to the Class S Certificates shall equal the amount by which Draws on any Payment Date exceed the Principal Collection Amount, minus (i) all amounts in respect of principal distributed to the Class S Certificates on previous Payment Dates and (ii) any Charge-Off Amounts allocated to such Class on previous Payment Dates. With respect to the Class E Certificates as of any date of determination shall be an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC I Regular Interests over (B) the then aggregate Note Principal Balance of the Notes then outstanding.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity pursuant to the Trust Agreement.

Certificates: The Class E, Class S, Class X and Class R Certificates.

Certification Parties: As defined in Section 4.17(a)(iii) of the Sale and Servicing Agreement.

Certifying Person: As defined in Section 4.17(a)(iii) of the Sale and Servicing Agreement.

Charge-Off Amount: With respect to any Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down. To the extent that the Servicer or the Master Servicer receive(s) Subsequent Recoveries with respect to any HELOC, the amount of any Charge-Off Amount with respect to that HELOC will be reduced to the extent that such recoveries are applied to reduce the Note Principal Balance of any Class of Notes on any Payment Date.

Charged-Off HELOC: Any HELOC that is more than 180 days delinquent (or, earlier, in accordance with the Servicer’s servicing practices), subject to certain terms and conditions set forth in the Servicing Agreement or the Sale and Servicing Agreement.

Class: Any of the Class A-1, Class A-2, Class B-1 and Class B-2 Notes, or any of the Class E, Class S, Class R or Class X Certificates.

Class A Notes: The Class A-1 Notes and Class A-2 Notes.

Class B Notes: The Class B-1 Notes and Class B-2 Notes.

Class A Principal Payment Amount: With respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount and any amounts drawn on the Policy for Charged-Off HELOCs for such Payment Date and (II) an amount equal to the excess (if any) of (A) the aggregate Note Principal Balance of the Class A Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 85.40% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

Class B-1 Principal Payment Amount: With respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount on such Payment Date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the aggregate Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class B-1 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 87.80% and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

Class B-2 Principal Payment Amount: With respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount and Class B-1 Principal Payment Amount on such Payment Date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the aggregate Note Principal Balance of the Class A Notes and Class B-1 Notes (after taking into account the payment of the Class A Principal Payment Amount and Class B-1 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class B-2 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 92.30% and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

Class E Certificates: The Class E Certificates.

Class E Distribution Amount: With respect to any Payment Date, the sum of (i) the Current Interest for the Class E Certificates for such Payment Date, (ii) any Overcollateralization Reduction Amount for such Payment Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Notes on such Payment Date; provided, however that on any Payment Date after the Payment Date on which the Note Principal Balances of the Notes have been reduced to zero, the Class E Distribution Amount shall include the Overcollateralization Amount.

Class E Interest Rate: With respect to the Class E Certificates and any Payment Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC I Regular Interest equal to (x) the excess, if any, of the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest over the Marker Rate, applied to (y) a notional amount equal to the Uncertificated Principal Balance of such REMIC I Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC I Regular Interests.

Class E Notional Amount: With respect to the Class E Certificates and any Payment Date, an amount equal to the Invested Amount at the beginning of the related Collection Period. The initial Class E Notional Amount of the Class E Certificates shall be $666,016,193.09. For federal income tax purposes, the Class E Notional Amount of the Class E Certificates for any Payment Date shall be an amount equal to the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests for such Payment Date.

Class R Certificates: The Class R Certificates.

Class S Floating Allocation Percentage: With respect to any Payment Date, 100% minus the Floating Allocation Percentage.

Class S Principal Payment Amount: With respect to the Class S Certificates, the sum of: (i) with respect to any Payment Date during the Managed Amortization Period and if the Sponsor’s Certificate Pro Rata Test is not met, the lesser of (a) the Certificate Principal Balance of the Class S Certificates immediately prior to such Payment Date and (b) the Principal Collection Amount less the aggregate Draws for the related Payment Date, and (ii) with respect to any Payment Date during the Managed Amortization Period and if the Sponsor’s Certificate Pro Rata Test is met, the Class S Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related Payment Date.

Class S Certificates: The Class S Certificates.

Class X Certificates: The Class X Certificates.

Closing Date: March 6, 2007.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Collection Period: (1) With respect to the first Payment Date, February 15th through and including February 28th and (2) with respect to each Payment Date thereafter, the first day of the month preceding the month in which such Payment Date occurs through and including the last day of the month preceding the month in which such Payment Date occurs.

Commission: The Securities and Exchange Commission.

Company: EMC Mortgage Corporation, or its successor in interest.

Constant Draw Rate: A constant rate of additional balances drawn on the HELOCs.

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Agency and Trust - GPMF Trust 2007-HE1. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. With respect to the Securities Administrator, Certificate Registrar, Note Registrar and Paying Agent, the Corporate Trust Office of the Note Registrar and the Certificate Registrar for purposes of presentment and surrender of the Notes and the Certificates for the final payment or distribution thereon and for transfer is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: Global Securities and Trust Services- GPMF Trust 2007-HE1, or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders and the Certificateholders.

Corresponding Note: With respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA and ZZ), the Note with the corresponding designation.

CPR: A constant rate of prepayment on the HELOCs.

Credit Line Agreement: With respect to any HELOC, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

Cumulative Charge-Off Percentage: With respect to the Notes and any Payment Date, is equal to the percentage obtained by dividing (x) the aggregate Charge-Off Amounts on the HELOCs incurred since the Cut-off Date through the end of the Collection Period, minus the principal portion of any amounts received in respect of any such charged-off HELOCs following the charge-offs, by (y) the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date.

Current Interest: With respect to each Class of Notes and each Payment Date is the interest accrued at the applicable Note Interest Rate for the applicable accrual period on the Note Principal Balance of such Class. With respect to the Class E Certificates and each Payment Date is the interest accrued at the Class E Interest Rate for the applicable Accrual Period on the Class E Notional Amount of such Class.

Current Specified Enhancement Percentage: With respect to any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Note Principal Balance of the Class B Notes and (ii) the Overcollateralization Amount, in each case prior to the payment of the Available Principal Payment Amount on such Payment Date, by (y) the Invested Amount as of the end of the Collection Period.

Custodial Agreement: The custodial agreement, dated as of March 6, 2007, among the Indenture Trustee, the Custodian, the Sponsor, the Master Servicer and the Depositor, relating to the GPMF Trust 2007-HE1, Mortgage-Backed Notes, Series 2007-HE1.

Custodian: LaSalle, or any successor custodian appointed pursuant to the provisions hereof and the Custodial Agreement

Cut-off Date: February 15, 2007.

Cut-off Date Balance: $666,016,193.09.

Cut-off Date Principal Balance: With respect to any HELOC, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a HELOC as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deficiency Amount: The meaning specified in the Policy.

Deficient Valuation: With respect to any HELOC, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the HELOC, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Definitive Notes: The meaning specified in Section 4.08 of the Indenture.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Payment Date, the 15th day of the month of such Payment Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Draw: With respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related Mortgage Note.

Draw Period: With respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

Due Date: With respect to each HELOC, the day of the month on which each scheduled Monthly Payment is due.

Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, each Rating Agency and the Note Insurer) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Master Servicer Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Master Servicer or Securities Administrator, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency and the Note Insurer in writing (in the case of the Rating Agencies, as evidenced in writing by each Rating Agency that use of any such account as the Master Servicer Collection Account or the Payment Account will not reduce the rating assigned to any of the Notes by such Rating Agency as of the Closing Date by such Rating Agency without regard to the Policy).

EMC: EMC Mortgage Corporation, or its successor in interest.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) a failure by the Issuing Entity to pay Current Interest on the Notes on any Payment Date and such default shall continue for a period of one Business Day; or

(ii) the failure by the Issuing Entity on the Final Scheduled Payment Date to pay all Current Interest of any Class of Notes, all remaining related Net WAC Cap Rate Carryover Amounts to any of the Class of Notes and to reduce the Note Principal Balances of any Class of Notes to zero; or

(iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee (with a copy to the Note Insurer) or to the Issuing Entity and the Indenture Trustee by the Note Insurer or the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

Event of Servicer Termination: The occurrence of an event permitting termination or removal of the Servicer under the Servicing Agreement as servicer of the HELOCs.

Excess Liquidation Proceeds: With respect to any Charged-off HELOC, and to the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to such Charged-Off HELOC exceed the sum of (i) the Outstanding Principal Balance of such HELOC and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the Liquidation Date occurs, (ii) related Liquidation Expenses (including Liquidation Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the Servicing Agreement or the Sale and Servicing Agreement, as applicable) and (iii) any unreimbursed advances made by the Servicer or the Master Servicer.

Excess Overcollateralization Amount: With respect to the HELOCs and any Payment Date, the excess, if any, of the Overcollateralization Amount on that Payment Date over the Overcollateralization Target Amount.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expense Adjusted Mortgage Rate: With respect to any HELOC or REO Property, is the applicable interest rate thereon less the Expense Fee Rate.

Expense Fee Rate: With respect to any HELOC or REO Property is the sum of (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement

Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer, the Securities Administrator or the Indenture Trustee, or any director, officer, employee or agent of the Master Servicer, the Securities Administrator or the Indenture Trustee, from the Trust Estate, any amounts reimbursable to the Depositor, the Master Servicer, the Securities Administrator, the Custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the Trust Estate as Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Custodial Agreement, the Policy or the Insurance Agreement, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

Extraordinary Trust Fund Expenses Cap: $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the Indenture Trustee incurred in connection with the termination of the Securities Administrator or the Master Servicer, the transfer of master servicing to a successor master servicer, the replacement of the Custodian or an Event of Default (so long as such Event of Default is continuing) or (ii) of the Master Servicer incurred in connection with the termination of the Servicer and the transfer of servicing to a successor servicer.

Fannie Mae: Fannie Mae (formally, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The final certification delivered by the Custodian pursuant to Section 2.3(c) of the Custodial Agreement in the form attached thereto as Exhibit Three.

Final Scheduled Payment Date: With respect to the Class A Notes, the Payment Date in December 2032 and with respect to the Class B Notes, the Payment Date in December 2031.

Fitch: Fitch, Inc.

Floating Allocation Percentage: With respect to any Payment Date, the percentage equivalent of a fraction with a numerator equal to the Invested Amount at the end of the previous Collection Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the aggregate Stated Principal Balance of the HELOCs at the end of the previous Collection Period (in the case of the first Payment Date, the Closing Date), provided such percentage shall not be greater than 100%.

Formula Rate: With respect to any Class of Notes and, for purposes of the definition of “Note Interest Rate”, each of the REMIC I Regular Interests for which a Note is the Corresponding Note, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

GreenPoint: GreenPoint Mortgage Funding, Inc.

HELOC: A home equity line of credit transferred and assigned to the Trust pursuant to Section 2.01 or Section 2.04 of the Sale and Servicing Agreement, as identified in the Mortgage Loan Schedule, including a HELOC the property securing which has become an REO Property.

Holder: Any Certificateholder or any Noteholder, as the context requires.

Indemnified Persons: The Indenture Trustee, the Master Servicer, the Company, the Owner Trustee, the Trust, the Note Insurer and the Securities Administrator, including LaSalle Bank National Association in its individual capacity, and their respective officers, directors, agents and employees and, with respect to the Indenture Trustee, any separate co-trustee and its officers, directors, agents and employees.

Indenture: The indenture, dated as of March 6, 2007, among the Issuing Entity, the Indenture Trustee and the Securities Administrator, relating to the GPMF Trust 2007-HE1, Mortgage-Backed Notes, Series 2007-HE1.

Indenture Trustee: Citibank, N.A., and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Sponsor, the Master Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Sponsor, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Sponsor, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuing Entity Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Initial Certification: The initial certification delivered by the Custodian pursuant to Section 2.3(a) of the Custodial Agreement in the form attached thereto as Exhibit One.

Initial Interest Coverage Deposit: The amount to be paid by the Depositor to the Securities Administrator for deposit in the Interest Coverage Account on the Closing Date, which amount is approximately $500,000.

Initial Note Principal Balance: With respect to the Class A-1 Notes, $507,837,000, with respect to the Class A-2 Notes, $132,870,000, with respect to the Class B-1 Notes, $7,992,000 and with respect to the Class B-2 Notes, $14,985,000.

Insurance Agreement: The Insurance and Indemnity Agreement dated as of March 6, 2007, among the Note Insurer, EMC, as seller, the Depositor, the Issuing Entity, the Master Servicer, the Servicer, the Securities Administrator and the Indenture Trustee, including any amendments and supplements thereto in accordance with the terms thereof.

Insured Amount: The meaning specified in the Policy.

Interest Adjustment Date: With respect to a HELOC, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Collection Amount: With respect to each Payment Date, an amount equal to the amount received by the Servicer and consisting of interest collected during the Collection Period on the HELOCs and allocated to interest in accordance with the terms of the Servicing Agreement together with the interest portion of any Repurchase Price relating to any repurchased HELOCs and the interest portion of any substitution adjustment amount paid during the Collection Period and any Subsequent Recoveries on HELOCs that were previously Charged-Off HELOCs, to the extent such Subsequent Recoveries relate to interest, reduced, without duplication, by any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap).

Interest Coverage Account: The account or sub-account established and maintained pursuant to Section 8.09 of the Indenture and which shall be an Eligible Account or sub-account of an Eligible Account.

Interest Determination Date: The second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

Interest Shortfall: With respect to any Payment Date and each HELOC that during the related Collection Period was the subject of a Principal Prepayment or constitutes a Relief Act HELOC, an amount determined as follows:

(a) Partial Principal Prepayments received during the relevant Collection Period: The difference between (i) one month’s interest at the applicable Expense Adjusted Mortgage Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Expense Adjusted Mortgage Rate) received at the time of such prepayment;

(b) Principal Prepayments in full received during the relevant Collection Period: The difference between (i) one month’s interest at the applicable Expense Adjusted Mortgage Rate on the Stated Principal Balance of such HELOC immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Expense Adjusted Mortgage Rate) received at the time of such prepayment; and

(c) Relief Act HELOCs: As to any Relief Act HELOC, the excess of (i) 30 days’ interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Stated Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Expense Adjusted Mortgage Rate over (ii) 30 days’ interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Stated Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Expense Adjusted Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Interim Certification: The interim certification delivered by the Custodian pursuant to Section 2.3(b) of the Custodial Agreement in the form attached thereto as Exhibit Two.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

Invested Amount: With respect to any Payment Date, the aggregate Stated Principal Balance of the HELOCs reduced by the aggregate Certificate Principal Balance of the Class S Certificates, if any. The Invested Amount on the Closing Date is $666,016,193.

IRS: The Internal Revenue Service.

Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee and the Note Insurer.

Issuing Entity: GPMF Trust 2007-HE1, a Delaware statutory trust, or its successor in interest.

LaSalle: LaSalle Bank National Association, and its successors and assigns.

Latest Possible Maturity Date: November 25, 2031. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the Latest Possible Maturity Date for the HELOCs shall be the latest possible maturity date of each REMIC I Regular Interest, the Notes and the Class E Certificates.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidation Date: With respect to any Charged-Off HELOC, the date on which the Master Servicer or the Servicer has certified that such HELOC has become a Charged-Off HELOC.

Liquidation Expenses: With respect to a HELOC in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such HELOC and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted HELOC, whether through trustee’s sale, foreclosure sale, condemnation proceeds or otherwise.

Loan-to-Value Ratio: With respect to any HELOC, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related HELOC and the denominator of which is the Original Value of the related Mortgaged Property.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Majority Securityholders: With respect to the Class A Notes, the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the holder or holders of in excess of 50% of the balance of the Class A Notes, and following the reduction of the aggregate balance of the Class A Notes to zero, the holders of the Residual Certificates (voting collectively as a single class) and with respect to the Class B Notes, the holder or holders of in excess of 50% of the balance of the Notes, and following the reduction of the aggregate balance of the Notes to zero, the holders of the Residual Certificates (voting collectively as a single class) and with.

Managed Amortization Period: With respect to the Notes is the period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

Marker Rate: With respect to the Class E Certificates and any Payment Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests (other than REMIC I Regular Interest AA), , with the rate on each of the REMIC I Regular Interests A-1 and A-2 subject to a cap equal to the Note Interest Rate for the Corresponding Note for such Payment Date, plus the Premium Percentage, for the purpose of this calculation, with the rate on each of the REMIC I Regular Interests B-1 and B-2 subject to a cap equal to the Note Interest Rate for the Corresponding Note for such Payment Date for the purpose of this calculation and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA and ZZ) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Margin: With respect to any Payment Date on or prior to the first possible Optional Termination Date and (i) with respect to the Class A-1 Notes, 0.150% per annum, (ii) with respect to the Class A-2 Notes, 0.170% per annum, (iii) with respect to the Class B-1 Notes, 3.00% per annum and (iv) with respect to the Class B-2 Notes, 3.00% per annum; and with respect to any Payment Date after the first possible Optional Termination Date, the Margin will increase to (i) with respect to the Class A-1 Notes, 0.300% per annum, (ii) with respect to the Class A-2 Notes, 0.340% per annum, (iii) with respect to the Class B-1 Notes, 4.500% per annum and (iv) with respect to the Class B-2 Notes, 4.500% per annum.

Master Servicer: LaSalle.

Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 5.02 of the Sale and Servicing Agreement. The Master Servicer Collection Account shall be an Eligible Account.

Master Servicer Compensation: As defined in Section 4.13 of the Sale and Servicing Agreement.

Master Servicer Event of Default: As defined in Section 7.01 of the Sale and Servicing Agreement.

Master Servicing Fee Rate: 0.0175% per annum.

Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the HELOCs whose name and specimen signature appear on a list of master servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

Material Defect: The meaning specified in Section 2.02(a) of the Sale and Servicing Agreement.

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Maximum Uncertificated Accrued Interest Deferral Amount: With respect to the any Payment Date, the excess, if any, of (i) the accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such Payment Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralization Amount, in each case for such Payment Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Payment Date on the REMIC I Regular Interests (other than REMIC I Regular Interests AA and ZZ), with the rate on each of the REMIC I Regular Interests A-1 and A-2 subject to a cap equal to the Note Interest Rate for the Corresponding Note for such Payment Date, plus the Premium Percentage, for the purpose of this calculation and with the rate on each of the REMIC I Regular Interests B-1 and B-2 subject to a cap equal to the Note Interest Rate for the Corresponding Note for such Payment Date for the purpose of this calculation and; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA and ZZ) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for HELOCs registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: Any HELOC for which MERS is acting as the mortgagee of such HELOC, solely as nominee for the originator of such HELOC and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Payment: With respect to any HELOC (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument reflected on the Mortgage Loan Schedule as securing a HELOC.

Mortgage File: The file containing the Related Documents pertaining to a particular HELOC and any additional documents required to be added to the Mortgage File pursuant to the Indenture.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any HELOC pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the applicable Mortgage Loan Schedule.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of March 6, 2006, between EMC Mortgage Corporation, as seller, and Bear Stearns Asset Backed Securities I LLC, as purchaser, and all amendments thereof and supplements thereto, attached to the Sale and Servicing Agreement as Exhibit E.

Mortgage Loan Schedule: The schedule, attached as Exhibit A to the Sale and Servicing Agreement with respect to the HELOCs.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related HELOC.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related HELOC or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Collections: With respect to any Charged-Off HELOC, an amount equal to all payments on account of interest and principal on such HELOC.

Net Liquidation Proceeds: With respect to any Charged-Off HELOC, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed advances by the Servicer, expenses incurred by the Servicer in connection with the liquidation of such HELOC and the related Mortgaged Property, and any other amounts payable to the Servicer under the Servicing Agreement.

Net WAC Cap Rate: With respect to any Payment Date and the Class A Notes, a per annum rate equal to the excess, if any, of (x) the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the Collection Period preceding such Payment Date, over (y) the Premium Percentage. With respect to any Payment Date and the Class B Notes, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the related Collection Period preceding such payment date. The Net WAC Cap Rate for each Class of Notes will be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

Net WAC Cap Rate Carryover Amount: With respect to any Class of Notes and any Payment Date, the sum of (A) if such Notes are subject to the Net WAC Cap Rate on such Payment Date, the excess, if any, of (x) the amount of interest that would have been payable to such Class of Notes on such Payment Date if the Note Interest Rate for such Class for such Payment Date were calculated at the Formula Rate over (y) the amount of interest payable on such Class of Notes at the Net WAC Cap Rate for such Payment Date, and (B) the Net WAC Cap Rate Carryover Amount for the previous Payment Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such Class of Notes for the current Payment Date.

Net WAC Cap Rate Carryover Reserve Account: The Account created pursuant to Section 5.06 of the Sale and Servicing Agreement.

Net WAC Cap Rate Carryover Reserve Account Deposit: With respect to the Net WAC Cap Rate Carryover Reserve Account, an amount equal to $5,000, which the Depositor shall deposit into the Net WAC Cap Rate Carryover Reserve Account pursuant to Section 5.06 of the Sale and Servicing Agreement.

Notes: The Class A-1, Class A-2, Class B-1 and Class B-2 Notes.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuing Entity, the Indenture Trustee, the Sponsor, the Securities Administrator or the Master Servicer or any Affiliate of any of them shall be deemed not to be a Holder or Holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or Securities Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or Securities Administrator has actual knowledge to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Note Insurer: XL Capital Assurance Inc.

Note Insurer Default: The existence and continuance of any of the following: (a) a failure by the Note Insurer to make a payment required under the Policy in accordance with its terms; or (b) the Note Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable.

Note Interest Rate: With respect to each Class of Notes and, for purposes of the definition of “Marker Rate” and “Maximum Uncertificated Accrued Interest Deferral Amount”, each REMIC I Regular Interest for which a Note is the Corresponding Note, is the lesser of (a) the Formula Rate and (b) the Net WAC Cap Rate.

Note Owner: The Beneficial Owner of a Note.

Note Principal Balance: With respect to any Note as of any Payment Date, will equal such Note’s initial principal balance on the Closing Date, as reduced by (i) all amounts distributed on previous Payment Dates on such Note with respect to principal, (ii) the principal portion of all Charge-Off Amounts allocated prior to such Payment Date to such Note, plus any Subsequent Recoveries added to the Note Principal Balance of such Note. With respect to any Class of Note, the Note Principal Balance thereof shall be equal to the sum of the Note Principal Balances of all Outstanding Notes of such Class.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Securities Administrator, in its capacity as Note Registrar, or any successor to the Securities Administrator in such capacity.

Officer’s Certificate: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee or the Securities Administrator, as applicable. With respect to the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity or a Responsible Officer of the Securities Administrator, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the Securities Administrator.

One-Month LIBOR: With respect to any Accrual Period other than the first Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Accrual Period shall equal 5.320% per annum.

In the event that on any Interest Determination Date, Telerate Screen 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the related Interest Accrual Period will be established by the Securities Administrator as follows:

1.  If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

2.  If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee (and Owner Trustee, if applicable) and the Note Insurer which counsel may be in-house counsel for the Depositor or the Sponsor if acceptable to the Indenture Trustee (and Owner Trustee, if applicable), the Note Insurer and the Rating Agencies or outside counsel for the Depositor, the Sponsor, the Issuing Entity or the Master Servicer, as the case may be.

Optional Termination Date: The first date on which the majority holder of the Class E Certificates may terminate the Trust Estate (with the consent of the Note Insurer if such termination would result in a draw against the Policy).

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a HELOC, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Originator: Any originator of any of the HELOCs.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Securities Administrator for cancellation; and

(ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by a holder in due course; provided, Notes that have been paid with proceeds of the Policy will be considered Outstanding for purposes of Section 4.12 of the Indenture.

Outstanding HELOC: With respect to any Due Date, a HELOC which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Charged-Off HELOC and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a HELOC remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related HELOC remaining to be paid by the Mortgagor at the time such property was acquired by the Trust less any related Excess Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount: With respect to any Payment Date is the amount, if any, by which the Invested Amount exceeds the aggregate Note Principal Balance of the Notes as of such Payment Date after giving effect to payments to be made on such Payment Date.

Overcollateralization Deficit: With respect to any Payment Date, the amount, if any, by which the aggregate Note Principal Balance of the Notes as of such Payment Date, after giving effect to payments to be made on such Payment Date, exceeds the Invested Amount.

Overcollateralization Floor: With respect to the Notes, 0.50% of the Invested Amount as of the Cut-off Date.

Overcollateralization Increase Amount: With respect to any Payment Date, the amount payable to the Notes pursuant to Section 3.02(a)(3) of the Indenture.

Overcollateralization Reduction Amount: With respect to the Notes and any Payment Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that Payment Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Payment Date and (ii) the Available Principal Payment Amount for that Payment Date (without giving effect to the Overcollateralization Reduction Amount).

Overcollateralization Target Amount: With respect to any Payment Date (a) prior to the Stepdown Date, an amount equal to 3.85% of the Invested Amount as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (A) the lesser of (i) an amount equal to 3.85% of the Invested Amount as of the Cut-off Date and (ii) approximately 7.70% of the then current Invested Amount as of the last day of the Collection Period and (B) the Overcollateralization Floor or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date.

Owner Trust Estate: The corpus of the Issuing Entity created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Paying Agent: Any paying agent or co-paying agent appointed under the Indenture, which initially shall be the Securities Administrator.

Payment Account: The trust account or accounts created and maintained pursuant to Section 3.01 of the Indenture, which shall be denominated LaSalle Bank National Association, as Securities Administrator f/b/o holders of GPMF Trust 2007-HE1, Mortgage-Backed Notes, Series 2007-HE1 - Payment Account.” The Payment Account shall be an Eligible Account.

Payment Account Deposit Date: The Business Day prior to each Payment Date.

Payment Date: The 13th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in March 2007.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Periodic Rate Cap: With respect to any HELOC, the maximum rate, if any, by which the Mortgage Rate on such HELOC can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer, or in the name of the Securities Administrator for the benefit of the Certificateholders:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the HELOCs and Permitted Investments held as part of the Trust as determined by the Master Servicer;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

(vi) a reinvestment agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Note Insurer and to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agencies, including any such fund for which the Securities Administrator or Master Servicer or any affiliate of the Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

Permitted Transferee: Any person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) on electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Securities Administrator based upon an Opinion of Counsel addressed to the Securities Administrator (which shall not be an expense of the Securities Administrator or the Indenture Trustee) that states that the Transfer of an ownership interest in a Residual Certificate to such Person may cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Notes or Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

Policy: The financial guaranty insurance policy (No. CA03607A) with respect to the Class A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Note Insurer for the benefit of the holders of the Class A Notes only.

Pool Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of all HELOCs as of such date.

Premium: The premium due to the Note Insurer calculated based on the product of the Premium Percentage and the aggregate Note Principal Balance of the Class A Notes as of the immediately preceding Payment Date, based on a 360-day year consisting of twelve 30-day months.

Premium Percentage: 0.150% per annum.

Prepayment Assumption: A specified CPR and a Constant Draw Rate of 10%.

Principal Collection Amount: With respect to each Payment Date, an amount equal to the amount received by the Servicer and consisting of amounts collected during the related Collection Period on the HELOCs and allocated to principal in accordance with the terms of the Sale and Servicing Agreement, together with the principal portion of any repurchase price relating to any repurchased HELOCs and substitution adjustment amount paid during the Collection Period and Subsequent Recoveries, to the extent such Subsequent Recoveries relate to principal.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a HELOC which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Excess Liquidation Proceeds.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Protected Account: The trust account or accounts created and maintained by the Servicer pursuant to the Servicing Agreement. The Protected Account shall be an Eligible Account.

Purchaser: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, and its successors and assigns.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for mortgage-backed notes having the same rating as the Notes rated by the Rating Agencies as of the Closing Date.

Rapid Amortization Event: With respect to the HELOCs, any one of the following events:

(a)  the failure of the Sponsor to make any payments or deposits as required by the Sale and Servicing Agreement, or to observe or perform in any material respect any covenant of the Sponsor in the Mortgage Loan Purchase Agreement or the Sale and Servicing Agreement that materially and adversely affects the interests of the Noteholders or the Note Insurer and that continues unremedied and continues to affect materially and adversely the interests of the Noteholders or the Note Insurer for sixty (60) days (five days in the case of any failure to repurchase an affected HELOC when required or to substitute a Substitute HELOC for an affected HELOC) after the date on which written notice of the failure, requiring it to be remedied, shall have been given to the Sponsor by the Indenture Trustee or the Securities Administrator, or to the Sponsor, the Indenture Trustee and the Securities Administrator by the Note Insurer or the Holders of greater than 50% of the aggregate Note Principal Balance of the Notes;

(b)  any representation or warranty made by the Sponsor in the Mortgage Loan Purchase Agreement or the Sale and Servicing Agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the Noteholders or the Note Insurer are materially and adversely affected and that continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Noteholders for thirty (30) days after the date on which notice of the failure, requiring it to be remedied, shall have been given to the Sponsor by the Indenture Trustee or the Securities Administrator, or to the Sponsor, the Indenture Trustee and the Securities Administrator by the Holders of greater than 50% of the aggregate Note Principal Balance of the Notes (a Rapid Amortization Event pursuant to this subparagraph (b) shall not occur if the Sponsor has repurchased the related HELOCs or substituted for them during the 60-day period (or such longer period (not to exceed an additional 60 days) as the Indenture Trustee or the Securities Administrator may specify) in accordance with the Sale and Servicing Agreement);

(c)  a declaration of bankruptcy or insolvency by any of the Trust, the Depositor, the Master Servicer or the Servicer;

(d)  the Trust becomes subject to the Investment Company Act of 1940;

(e)  the occurrence of a Rapid Amortization Trigger Event; or

(f)  a draw is made on the Policy which remains unreimbursed for three months.

If any event described in clause (a), (b), (e) or (f) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Indenture Trustee or the Securities Administrator acting at the direction of the Noteholders evidencing more than 51% in Note Principal Balance of the Notes then outstanding by written notice to the holder of the Class E Certificates, the Depositor, the Sponsor, the Note Insurer and the Servicer (and to the Securities Administrator, if given by the Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (c) or (d) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Securities Administrator or the Noteholders immediately on the occurrence of such event.

Rapid Amortization Period: The period beginning upon the occurrence of the Rapid Amortization Event.

Rapid Amortization Trigger Event: Is in effect with respect to the Notes and any Payment Date if the cumulative amount of Charge-Off Amounts (net of Subsequent Recoveries) incurred on the HELOCs from the Cut-off Date through the end of the Collection Period immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date:

Prior to September 2009	3.20%
September 2009 to August 2010	3.20%, plus an additional 1/12th of 2.80% for each Payment Date after September 2009 up to and including the Payment Date in August 2010
September 2010 to August 2011	6.00%, plus an additional 1/12th of 1.50% for each Payment Date after September 2010 up to and including the Payment Date in August 2011
September 2011 to August 2012	7.50%, plus an additional 1/12th of 0.50% for each Payment Date after September 2011 up to and including the Payment Date in August 2012
September 2012 and thereafter	8.00%

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor’s and Moody’s. If such organization or a successor is no longer in existence, “Rating Agency” with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Securities Administrator, the Indenture Trustee, the Note Insurer and Master Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor’s, P-1 in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s, “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Rating Confirmation: A letter from each Rating Agency then providing a rating for any of the Notes at the request of the Issuing Entity confirming that the action proposed to be taken by the Issuing Entity will not, in and of itself, result in a downgrade of any of the ratings then applicable to the Notes (without regard to the Policy), or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Notes (without regard to the Policy).

Recordation Event: Any of (i) the resignation of a Servicer, (ii) the occurrence of an Event of Servicer Termination, or (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to a Servicer; provided, that any Recordation Event may be waived by the Majority Securityholders.

Record Date: With respect to any Class of Notes, the business day preceding the applicable Payment Date so long as such Class of Notes is in book-entry form; and otherwise the Record Date shall be the close of business on the last business day of the month immediately preceding the month of the applicable Payment Date.

Reference Banks: Any leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date, (iii) which have been designated as such by the Securities Administrator and (iv) which are not Affiliates of the Depositor or the Sponsor.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Related Documents: With respect to each HELOC, the documents specified in Section 2.01(d)(i)-(viii) of the Sale and Servicing Agreement, and any documents required to be added to such documents pursuant to the Sale and Servicing Agreement, the Trust Agreement, the Indenture or the Mortgage Loan Purchase Agreement.

Release: The Federal Reserve Board’s statistical Release No. H.15(519).

Relief Act: Servicemembers Civil Relief Act.

Relief Act HELOC: Any HELOC as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets described in Section 10.01 of the Indenture.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Section 10.01 of the Indenture. The designations for the respective REMIC I Regular Interests are set forth in Section 10.01 of the Indenture.

REMIC I Interest Loss Allocation Amount: With respect to any Payment Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) the Invested Amount and related REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a Note is the Corresponding Note, in each case, as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Payment Date, an amount equal to the product of (i) the Invested Amount and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a Note is the Corresponding Note, and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a Note is the Corresponding Note and REMIC I Regular Interest ZZ.

REMIC I Regular Interest: Any of the REMIC I Regular Interests AA, A-1, A-2, B-1, B-2 and ZZ.

REMIC I Required Overcollateralization Amount: 1.00% of the Overcollateralization Target Amount.

REMIC II: The segregated pool of assets described in Section 10.01 of the Indenture.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and Treasury Regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

REO Property: A Mortgaged Property acquired in the name of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted HELOC.

Reportable Event: As defined in Section 4.17(a)(iv) of the Sale and Servicing Agreement.

Repurchase Price: With respect to any HELOC (or any property acquired with respect thereto) required to be repurchased pursuant to the Mortgage Loan Purchase Agreement or the Sale and Servicing Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such HELOC as of the date of repurchase (including if a foreclosure has already occurred, the principal balance of the related HELOC at the time the Mortgage Property was acquired), net of any Servicing Advances attributable to principal and payable to the repurchaser of the HELOC if such repurchaser is also the Servicer of such HELOC, (ii) accrued and unpaid interest thereon at the Mortgage Interest Rate through and including the last day of the month of repurchase, net of any portion of the Servicing Fee and any Servicing Advances attributable to interest that is payable to the repurchaser of the HELOC if such repurchaser is also the Servicer of such HELOC, plus (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such HELOC of any anti-predatory lending laws.

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a HELOC by the Sponsor and any cash deposit in connection with the substitution of a HELOC.

Request for Release: A request for release in the form attached to the Custodial Agreement as Exhibit Four.

Required Insurance Policy: With respect to any HELOC, any insurance policy which is required to be maintained from time to time under the Sale and Servicing Agreement with respect to such HELOC.

Residual Certificates: Any of the Class S Certificates and Class R Certificates, each evidencing the sole class of Residual Interests in the related REMIC.

Residual Certificateholders: Any of the Holders of the Class S Certificates and Class R Certificates.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Securities Administrator, any officer of the Securities Administrator with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and with respect to the Indenture Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of the Indenture or the Trust Agreement.

60 Day Plus Delinquent Percentage: With respect to any Payment Date is the arithmetic average for each of the three successive Payment Dates ending with the applicable Payment Date of the percentage equivalent of a fraction, (A) the numerator of which is the aggregate Stated Principal Balance of (i) the HELOCs that are 60 or more days delinquent in the payment of principal or interest for the relevant Payment Date, (ii) HELOCs in foreclosure, (iii) REO Property and (iv) HELOCs with a related mortgagor subject to bankruptcy procedures, and (B) the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs immediately preceding the relevant Payment Date.

Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of March 6, 2007, among the Issuing Entity, the Sponsor, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Depositor.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: The meaning set forth in Section 4.17(a)(iii) of the Sale and Servicing Agreement.

Scheduled Payment: With respect to any HELOC and any month, the scheduled payment or payments of principal and interest due during such month on such HELOC which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: LaSalle Bank National Association, or its successor in interest, or any successor securities administrator.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or Certificateholder.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: EMC Mortgage Corporation, and its successors and assigns.

Servicer: GreenPoint, or its successors and assigns.

Servicer Remittance Date: The date set forth in the Servicing Agreement.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Servicer of its servicing obligations under the Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the HELOC being registered in the MERS® System and (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions).

Servicing Agreement: The Seller’s Purchase, Warranties and Servicing Agreement, dated as of October 18, 2004, as amended by Amendment Number One dated as of September 20, 2006, between GreenPoint and EMC.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any HELOC and Payment Date, an amount equal to the product of (i) the Stated Principal Balance of such HELOC as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate.

Servicing Fee Rate: As to any HELOC, a per annum rate of 0.500%.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and master servicing of the related HELOCs whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may be amended from time to time.

Sponsor: EMC Mortgage Corporation, and its successors and assigns.

Sponsor Certificate Pro Rata Test: Is met with respect to any Payment Date during the Managed Amortization Period if the Certificate Principal Balance of the Class S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the HELOCs.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: With respect to any HELOC and any Payment Date, the principal balance of the HELOC as of the related Cut-off date, plus the aggregate amount of all related Draws conveyed to the Trust in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Charged-Off HELOC is equal to zero.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: The earlier to occur of

(A)           the Payment Date following the Payment Date on which the Class A Notes are retired; and

(B)           the later to occur of

(x)            the Payment Date occurring in September 2009 and

(y)           the first Payment Date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 14.60%.

Subordinate Notes: The Class B Notes.

Subsequent Recoveries: Means any amount recovered by the Servicer or the Master Servicer (net of reimbursable expenses) with respect to any HELOC that has been previously charged off or liquidated.

Substitute HELOC: The meaning specified in the Mortgage Loan Purchase Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person(s).

Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Transfer: Any direct or indirect transfer or sale of any ownership interest in a Note or a Certificate.

Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trigger Event: With respect to any Payment Date is if any of the following tests is not satisfied: (A) the 60 Day Plus Delinquency Percentage is less than 5.25% of the aggregate Stated Principal Balance of the HELOCs, (B) for any Payment Date, the Cumulative Charge-Off Percentage for such Payment Date is less than the following:

Prior to September 2009	3.00%
September 2009 to August 2010	3.00%, plus an additional 1/12th of 1.50% for each Payment Date after September 2009 up to and including the Payment Date in August 2010
September 2010 to August 2011	4.50%, plus an additional 1/12th of 1.00% for each Payment Date after September 2010 up to and including the Payment Date in August 2011
September 2011 and thereafter	5.50%

Trust: The GPMF Trust 2007-HE1 created pursuant to the Trust Agreement.

Trust Agreement: The Trust Agreement, dated as of February 13, 2007 between the Depositor and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of March 6, 2007, among the Depositor, the Owner Trustee, and the Securities Administrator.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Uncertificated Accrued Interest: With respect to each REMIC I Regular Interest on each Payment Date, an amount equal to one month’s interest at the Uncertificated REMIC I Pass-Through Rate on the related Uncertificated Principal Balance of such REMIC I Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any interest shortfalls allocated to such REMIC I Regular Interests.

Uncertificated Principal Balance: The amount of REMIC I Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount set forth in Section 10.01 of the Indenture as its initial uncertificated principal balance. On each Payment Date, the Uncertificated Principal Balances of the REMIC I Regular Interests shall be reduced by all distributions of principal made on such REMIC I Regular Interests on such Payment Date pursuant to Section 10.02(b) of the Indenture and, if and to the extent necessary and appropriate, shall be further reduced on such Payment Date by Charge-Off Amounts, as provided in Section 10.03 of the Indenture, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Sections 10.02(b)(i) of the Indenture. The Uncertificated Principal Balance of each REMIC I Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to any REMIC I Regular Interest and any Payment Date, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the related Collection Period preceding such Payment Date.

Underwriter: Bear, Stearns & Co. Inc.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the Servicing Agreement, without regard to whether or not such policy is maintained.

Unpaid Interest Shortfall Amount: With respect to any Class of Notes and (i) the first Payment Date, zero, and (ii) any Payment Date after the first Payment Date, the amount, if any, by which (A) the sum of (1) the Current Interest for such Class of Notes for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Notes for such preceding Payment Date exceeds (B) the aggregate amount distributed on such Class of Notes in respect of interest pursuant to clause (A) above on such preceding Payment Date, plus interest on the amount of the interest due but not paid on such Class of Notes on such preceding Payment Date, to the extent permitted by law, at the Note Interest Rate for such Class for the related Accrual Period.